                                                        Exhibit 10.3


--------------------------------------------------------------------------------
                                                                [Execution Copy]


                              AMENDED AND RESTATED


                             NOTE PURCHASE AGREEMENT


                                      AMONG


                             HEALTH CARE REIT, INC.


                                       AND


                       EACH OF THE PURCHASERS PARTY HERETO



                           Dated as of March 28, 1997

                            $30,000,000 Senior Notes








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

                                Table of Contents


                                                                                                                     Page


SECTION 1. DESCRIPTION OF NOTES AND COMMITMENTS..........................................................................2
       1.1. Description of Notes.........................................................................................2
       1.2. Original Issuance Date; Replacement of Notes; Commitment Fees................................................2


SECTION 2. PREPAYMENT OF NOTES...........................................................................................3
       2.1. Optional Prepayment..........................................................................................3
       2.2. Notice of Prepayments........................................................................................3
       2.3. Allocation of Prepayments....................................................................................3
       2.4. No Purchase of Notes.........................................................................................3
       2.5. Prepayment in the Event of a Rating Downgrade................................................................3


SECTION 3.  REPRESENTATIONS..............................................................................................4
       3.1. Representations of the Company...............................................................................4
       3.2. Representations of Each Purchaser............................................................................8


SECTION 4.  CLOSING CONDITIONS...........................................................................................9


SECTION 5.  COMPANY COVENANTS............................................................................................9
       5.1. Financial Reports............................................................................................9
       5.2. Books and Records...........................................................................................12
       5.3. Payments....................................................................................................12
       5.4. Paying Agency...............................................................................................13
       5.5. Corporate Existence.........................................................................................13
       5.6. Obligations.................................................................................................13
       5.7. Insurance...................................................................................................13
       5.8. Limitation on Consolidation and Merger, Sales of Assets.....................................................14
       5.9. Ratings.....................................................................................................14
       5.10. Direct Payments............................................................................................15
       5.11. Maintenance of Properties; Properties Leased to Others.....................................................15
       5.12. Indebtedness...............................................................................................15
       5.13. Liens......................................................................................................16
       5.14. Tangible Net Worth; Leverage Ratio.........................................................................17
       5.15. Interest Coverage Ratio; Fixed Coverage Ratio..............................................................17
       5.16. Restricted Payments........................................................................................17



                                      -i

       5.17. Construction Financing.....................................................................................18
       5.18. Inconsistent Agreements....................................................................................18
       5.19. Credit Enhancements........................................................................................18
       5.20. Long-Term Care Facilities..................................................................................18
       5.21. Behavioral Care Facilities.................................................................................18
       5.22. Operator Concentration; Diversification of Assets and Revenues.............................................18
       5.23. Maintenance of REIT Status.................................................................................19
       5.24. Notice.....................................................................................................19
       5.25. Environmental Laws.........................................................................................20
       5.26. Modification of Certain Agreements.........................................................................20
       5.27. Transactions with Affiliates...............................................................................21
       5.28. Limitation on Investments..................................................................................21
       5.29. ERISA, etc.................................................................................................22
       5.30. Changes in Structure; Fiscal Year..........................................................................22
       5.31. Capital Expenditures.......................................................................................22
       5.32. Rental Obligations.........................................................................................23
       5.33. Use of Cash................................................................................................23


SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.....................................................................23
       6.1. Events of Default...........................................................................................23
       6.2. Notice to Purchasers........................................................................................26
       6.3. Acceleration of Maturities; Other Remedies..................................................................26
       6.4. Rescission of Acceleration..................................................................................27


SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.............................................................................27
       7.1. Consent Required............................................................................................27
       7.2. Solicitation of Purchasers..................................................................................28
       7.3. Effect of Amendment or Waiver...............................................................................28


SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS.....................................................................28
       8.1. Definitions.................................................................................................28
       8.2. Accounting Principles; Time Periods.........................................................................39


SECTION 9. MISCELLANEOUS................................................................................................39
       9.1. Registered Notes............................................................................................39
       9.2. Exchange of Notes...........................................................................................39
       9.3. Loss, Theft or Mutilation of Notes..........................................................................40
       9.4. Expenses, Stamp Tax, Indemnity..............................................................................40
       9.5. Powers and Rights Not Waived; Remedies Cumulative; Counterclaims............................................41
       9.6. Notices.....................................................................................................42

                                      -ii

       9.7. Successors and Assigns......................................................................................42
       9.8. Survival of Covenants and Representations...................................................................42
       9.9. Severability................................................................................................43
       9.10. GOVERNING LAW..............................................................................................43
       9.11. SUBMISSION TO JURISDICTION.................................................................................43
       9.12. WAIVER OF JURY TRIAL.......................................................................................43
       9.13. Captions...................................................................................................44
       9.14. Counterparts; Integration..................................................................................44
       9.15. Interest Rate Limitation...................................................................................44


SECTION 10. MISCELLANEOUS...............................................................................................44
       10.1. Conditions to Effectiveness................................................................................44
       10.2.  Release of Collateral.....................................................................................45


SCHEDULES
---------

1.1(a)              Purchasers; Commitments
3.1(q)              Environmental Reports
5.12                Ongoing Indebtedness
5.19                Credit Enhancements
5.31                Capital Expenditures



EXHIBITS
--------

A      Form of Series A Note
B      Form of Series B Note
C      Form of Facilities and Operators Report


                                     -iii

                             HEALTH CARE REIT, INC.
                                   One SeaGate
                                   Suite 1500
                               Toledo, Ohio 43604

                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT



                            $30,000,000 Senior Notes



                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of March 28, 1997, among HEALTH CARE REIT, INC., a Delaware corporation, and each of the purchasers identified on Schedule 1.1(a) hereto (each, a "PURCHASER," including its respective nominees, successors and assigns, and each successive holder or holders of any Notes or portions thereof purchased by such Purchaser, and collectively, the "PURCHASERS"). Certain capitalized terms used herein are defined in Section 8.1.

                  WHEREAS, the Company and the Purchasers are parties to the Note Purchase Agreement, dated as of April 15, 1996 (the "ORIGINAL NOTE PURCHASE AGREEMENT");

                  WHEREAS, pursuant to the Original Note Purchase Agreement, the Company issued and sold to the Purchasers $10,000,000 aggregate principal amount of its 6.96% Series A Notes due 2001 (the "ORIGINAL SERIES A NOTES") and $20,000,000 aggregate principal amount of its 7.29% Series B Notes due 2003 (the "ORIGINAL SERIES B NOTES," and together with the Original Series A Notes, the "ORIGINAL NOTES");

                  WHEREAS, the parties hereto desire to amend the Original Note Purchase Agreement, and to restate the Original Note Purchase Agreement in full as hereinafter set forth;

                  WHEREAS, the parties hereto desire to amend the Original Notes and restate the Original Notes in full as hereinafter set forth;

                  WHEREAS, simultaneously herewith, the Company, each of the Subsidiaries of the Company and the Purchasers are entering into the Subsidiary Guaranty (as defined below);

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Note Purchase Agreement in full as follows:

SECTION 1. DESCRIPTION OF NOTES AND COMMITMENTS

         1.1. DESCRIPTION OF NOTES. As of the Effective Date (as defined herein), the Original Notes are hereby amended and restated in accordance with the terms of this Agreement (such Original Series A Notes, as so amended and restated, the "SERIES A NOTES" and such Original Series B Notes, as so amended and restated, the "SERIES B NOTES, and together with the Series A Notes, the "NOTES"). As a result, each of the Series A Notes and Series B Notes is (i) to be dated as of the date hereof, (ii) to bear interest from (and including) the Original Issuance Date (as defined herein) to (but excluding) the date of repayment in full of all amounts due thereunder, at the rates of 6.96% and 7.29% per annum, respectively, payable on the 15th day of the months of April and October each year (commencing October 15, 1996) and at maturity; PROVIDED, HOWEVER, that if, at any time on or after the date hereof any of the Notes shall not be rated at least BBB by Duff & Phelps (it being understood and agreed that (x) a rating of BBB- is lower than a rating of BBB and (y) the withdrawal, discontinuance or absence of a rating of any of the Notes by Duff & Phelps shall be deemed, for these purposes, to be the equivalent of a rating that is lower than BBB), the rates of interest shall instead be 7.06% and 7.39% per annum, respectively, for the period during which the Notes shall not be rated at least BBB by Duff & Phelps, (iii) to bear interest on overdue principal (whether by acceleration or otherwise and including any overdue prepayment of principal), premium, if any, and installments of interest at the Overdue Rate until paid,
(iv) to mature on April 15, 2001, and April 15, 2003, respectively, and (v) to be substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are subject to prepayment at the option of the Company prior to their stated maturity date on the terms and conditions set forth in Section 2 and in the Notes. The Notes are also subject to prepayment at each holder's option prior to their stated maturity date on the terms and conditions set forth in Section 2 and in the Notes.

         1.2. ORIGINAL ISSUANCE DATE; REPLACEMENT OF NOTES; COMMITMENT FEES.

                  (a) The Company issued and sold to each Purchaser, and each Purchaser purchased from the Company, the principal amount and Series of Original Notes set forth beside such Purchaser's name on Schedule 1.1(a) at a price of 100% of the principal amount thereof (the "PURCHASE PRICE"), on April 23, 1996 (the "ORIGINAL ISSUANCE DATE"). The aggregate principal amount of Original Notes issued and sold on the Original Issuance Date by the Company was $30,000,000, of which $10,000,000 aggregate principal amount was designated as Original Series A Notes and $20,000,000 aggregate principal amount was designated as Original Series B Notes.

                  (b) On the Effective Date, each Purchaser will surrender all Original Notes of each Series held by such Purchaser to the Company and the Company will deliver in exchange therefor, without expense to the Holder, Notes of each Series in the same aggregate principal amount as the then aggregate unpaid principal amount of the Original Notes of such Series so surrendered, in such denominations of U.S. $100,000 or any amount in excess thereof, and registered in such names, as such Purchaser shall have specified.

                  (c) On the Effective Date, the Company shall pay to each Purchaser a commitment fee equal to 0.05% of the aggregate unpaid principal amount of the Original Notes of such Purchaser that are being exchanged pursuant to Section 1.2(b). Such commitment fees shall be paid in the manner specified in
Section 5.10.

SECTION 2. PREPAYMENT OF NOTES.

         2.1. OPTIONAL PREPAYMENT. Upon compliance with Section 2.2 and subject to Section 2.3, the Company shall have the option at any time and from time to time to prepay the outstanding Notes, either in whole or in part (but if in part, then in units of $1,000,000 or an integral multiple of $100,000 in excess thereof) by payment of the principal amount of the Notes, or portion thereof to be prepaid, together with accrued interest thereon to but not including the date of such prepayment and a premium (determined three Business Days prior to the date of such prepayment) equal to the Make-Whole Premium, if any (collectively, the "REDEMPTION PRICE").

         2.2. NOTICE OF PREPAYMENTS. The Company shall give written notice of any prepayment of the Notes pursuant to Section 2.1 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such prepayment of the Notes. Notices required by this Section 2.2 shall specify (a) the date of prepayment, (b) the principal amount of such holder's Notes to be prepaid on such date, and (c) the estimated Make-Whole Premium and the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the Make-Whole Premium, shall become due and payable on the prepayment date set forth in such notice. The Company shall give a second written notice to each holder of the Notes, by telecopy or other same day written communication, setting forth the computation and amount of the Make-Whole Premium payable in connection with a prepayment pursuant to
Section 2.1, at least three Business Days prior to the date of such prepayment.

         2.3. ALLOCATION OF PREPAYMENTS. All partial prepayments shall be applied on all outstanding Notes (without regard to Series) ratably in accordance with the unpaid principal amounts thereof.

         2.4. NO PURCHASE OF NOTES. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire any of the Notes, except for payments or prepayments of the Notes expressly provided for in accordance with Sections 1, 2 and 6 of this Agreement and the terms of the Notes.

         2.5. PREPAYMENT IN THE EVENT OF A RATING DOWNGRADE . If at any time Duff & Phelps places its ratings of any of the Notes under review, the Company will promptly and in any event within one Business Day of the occurrence thereof, give each Purchaser written notice thereof. If at any time the Duff & Phelps rating of any of the Notes is decreased to a rating below BBB- (it being understood and agreed that the withdrawal, discontinuance or absence of a rating of any of the Notes by Duff & Phelps shall be deemed, for these purposes, to be the equivalent of a decrease in the rating of the Notes to a rating below BBB-), the Company will, promptly and in any event within one Business Day after the occurrence thereof, give each Purchaser written notice thereof. At any time after any such decrease, the holder of any Note may, by three Business Days' written notice to the Company, declare such Note to be, and such Note shall thereby become, due and payable (without presentment, demand, protest or other notice of any kind, all of which are waived by the Company) at the Redemption Price. It is specifically understood and agreed that no course of dealing on the part of any holder of any Note nor any delay or failure on the part of any holder of any Note to exercise any right specified in this Section 2.5 shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies under this Section 2.5. If the rating system of Duff & Phelps shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in Sections 1.1 and 2.5 and in the Notes to reflect the changed rating system.

SECTION 3.  REPRESENTATIONS.

        3.1. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants for the benefit of each Purchaser that the representations set forth as follows are true and correct as of the date hereof and shall be true and correct as of the Effective Date:

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company is duly incorporated or formed, validly existing and in good standing under the laws of its state of incorporation. As of the date of this Agreement, the Company has no Subsidiaries except for (i) HCRI Pennsylvania Properties, Inc., a Pennsylvania corporation, (ii) HCRI Overlook Green, Inc., a Pennsylvania corporation, (iii) HCRI Texas Properties, Inc., a Delaware corporation and (iv) HCRI Texas Properties, Ltd., a Texas limited partnership. The Company is the sole general partner of HCRI Texas Properties, Ltd.
and is the sole shareholder of the other such Subsidiaries.

                  (b) The Company and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties would require such qualification, except where the failure to so qualify could not have a Material Adverse Effect.

                  (c) The execution, delivery and performance of this Agreement, the Notes and the other Note Documents are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Notes and the other Note Documents have been duly executed by and are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (d) The Company currently has REIT Status and has maintained REIT Status on a continuous basis since its formation. None of the Subsidiaries of the Company currently has REIT Status.

                  (e) No consent, approval or authorization of, or declaration, registration or filing with, or payment to, any governmental body or any non-governmental Person is required to be obtained or made in connection with the execution, delivery and performance by the Company of this Agreement, the Notes and the other Note Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Company's obligations under this Agreement, the Notes or the other Note Documents, or the offer, issue, sale and delivery of the Notes to the Purchasers or the fulfillment of or compliance with the terms and provisions of the Notes, this Agreement or the other Note Documents.

                  (f) Neither the execution and delivery of this Agreement, the Notes or the other Note Documents by the Company, nor the performance of the terms and provisions hereof and thereof, will (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the certificate of incorporation or by-laws of the Company, any contract, agreement, mortgage, indenture, credit agreement (including the Credit Agreement and the Amended 1993 Note Documents), lease or other instrument to which the Company or any Subsidiary of the Company is a party or by which the Company or any such Subsidiary or any of their respective assets is bound, or of any statute, law, rule, regulation or order of the United States of America or of any State thereof, or any agency, court or other instrumentality of any thereof, to which the Company is subject, (ii) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, or (iii) result in the disqualification of the Company as a REIT under the Code.

                  (g) The Company's annual report on Form 10-K for the fiscal year ending December 31, 1996 (the "1996 10-K"), this Agreement and all documents, instruments, certificates and other writings delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, on or as of the dates on which such statements were made. The Company has disclosed to the Purchasers in writing any and all facts which may (to the extent the Company can reasonably foresee) have a Material Adverse Effect.

                  (h) (i) The audited consolidated financial statements of the Company and its Subsidiaries at and for the fiscal years ended December 31, 1993, 1994, 1995 and 1996 (the "AUDITED FINANCIALS") are true and complete and have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), consistent with the principles and practices used in the preparation of the Company's audited consolidated financial statements for the immediately preceding fiscal year (except as otherwise indicated in the Audited Financials, including the notes thereto), and present fairly the consolidated financial condition of the Company at the end of each such fiscal year and the consolidated results of operations and cash flows of the Company for each of such periods. Neither the Company nor any of its Subsidiaries has any material obligation, liability or commitment, direct or contingent, that is not reflected in the Audited Financials for the fiscal year ended December 31, 1996.

                            (ii) The Company and each Subsidiary of the Company have good and marketable title to all assets reflected in the consolidated balance sheet included in the Audited Financials for the fiscal year ended December 31, 1996, except for changes resulting from transactions in the ordinary course of business occurring after such date, free and clear of any Lien other than any Lien permitted by
         Section 5.13.

                            (iii) The projections relating to the Company and its Subsidiaries for the three year period 1997-1999 including balance sheets, statements of operations and cash flows (together with related assumptions) furnished by the Company to the Purchasers have been prepared on the basis of the assumptions accompanying them and reflect, as of the date thereof, the Company's good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions.

                  (i) Since December 31, 1996, there has not been any material adverse change in the business, value or condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, considered as a whole.

                  (j) The net proceeds from the issuance and sale of the Notes have been used to fund the acquisition or financing of Facilities either directly or through a refinancing or repayment of revolving credit borrowings under the Credit Agreement referred to in Section 10.1(j)(i) or other borrowing arrangements.

No part of the proceeds of the sale of the Notes have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. The assets of the Company and its Subsidiaries do not and will not include an amount of "margin stock" that would cause the provisions of Rule 207.2(f)(2)(i) of Regulation G or the provisions of Rule 221.2(g)(2)(i) of Regulation U to be inapplicable and the Company and its Subsidiaries have no present intention of purchasing such an amount of "margin stock."

                  (k) Neither the Company nor any Subsidiary of the Company nor, to the Company's knowledge, anyone acting on its behalf has offered the Notes or any similar securities to, or solicited any offer to purchase the same from, any Person, or has taken any other action, which would require the registration of the Notes under Section 5 of the Act.

                  (l) (i) The consummation of the transactions contemplated by this Agreement and compliance by the Company and each Subsidiary of the Company with the provisions hereof and the Notes issued hereunder and the other Note Documents will not constitute a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code. (ii) Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (A) no Reportable Event has occurred and is continuing with respect to any Plan subject to Title IV of ERISA, (B) neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has withdrawn from any Plan subject to Title IV of ERISA or any Multiemployer Plan or instituted steps to do so, and (C) no steps have been instituted to terminate in a distress termination any Plan subject to Title IV of ERISA. (iii) Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has received notice that any Multiemployer Plan is in Reorganization or Insolvent where such Reorganization or Insolvency has resulted, or would be reasonably likely to result in an unpaid liability that would be reasonably likely to have a Material Adverse Effect nor, to the best knowledge of the Company, is any such Reorganization or Insolvency reasonably likely to occur. (iv) No condition exists or event or transaction has occurred in connection with any Plan that could result in the incurrence by the Company or any Subsidiary of the Company or any ERISA Affiliate of any material liability, fine or penalty. (v) No Plan maintained by the Company or any Subsidiary of the Company or any ERISA Affiliate and no trust created thereunder has incurred any "ACCUMULATED FUNDING DEFICIENCY" as defined in Section 302 of ERISA, and the present value of all benefits vested under all Plans subject to Title IV of ERISA does not exceed the value of the assets of such Plans allocable to such vested benefits (such present value to be determined as of, and based on, the most recent valuation of such Plan for funding purposes). (vi) Neither the Company nor any Subsidiary of the Company has any material contingent liability with respect to any post-retirement "welfare plan" (as such term is defined in Section 3(1) of ERISA), other than as required by Section 4980B of the Code. (vii) No Plan is a multiple employer plan (within the meaning of Section 413(c) of the Code).

                  (m) The Company and each Subsidiary of the Company has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges (including interest and penalties) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.
The charges, accruals and reserves on the books of the Company and each Subsidiary of the Company in respect of taxes or other governmental charges, if any, are adequate. No tax Liens have been filed with respect to the Company or any Subsidiary of the Company or any of their assets and no claims material to the Company or any Subsidiary of the Company are being asserted against the Company or any Subsidiary of the Company with respect to any taxes or governmental charges, except for Liens for taxes, assessments and governmental charges which are not yet due and payable or which individually or in the aggregate could not have a Material Adverse Effect. With respect to each federal income tax return of the Company and each Subsidiary of the Company, the statute of limitations for the assessment of such Taxes has expired through the taxable year ended December 31, 1993 and no audit is in progress and no extension of time is in force with respect to any date on which any such return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any tax.

                  (n) Neither the Company nor any Subsidiary of the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary of the Company is a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (o) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a Material Adverse Effect.

                  (p) (i) The Company and each Subsidiary of the Company has good and marketable fee or leasehold title to all of the material real property owned or leased by the Company or such Subsidiary; and has good and marketable title to all of their other respective material properties and assets of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights) free and clear, in each case, of all Liens (including infringement claims with respect to patents, trademarks, trade names, service marks and copyrights), except Liens that are expressly permitted by this Agreement.

                            (ii) The Company and each Subsidiary owns or holds all licenses, permits and governmental authorizations as are necessary or desirable in the conduct of its business, except to the extent that the failure to own or hold the same would not have a Material Adverse Effect.

                            (iii) To the best of the Company's knowledge, no violation exists of any applicable law pertaining to the ownership or operation of any Facility or any Operator that would have a reasonable likelihood of leading to revocation of any license, permit or governmental authorization necessary for the operation of such Facility.

                  (q) All facilities and property (including underlying groundwater), directly or indirectly, owned, operated or leased by the Company or any Subsidiary of the Company are owned, operated or leased by the Company or such Subsidiary in material compliance with all Environmental Laws. All properties with respect to which the Company or any Subsidiary of the Company holds a mortgage interest is being operated by the owners, lessees or operators thereof in material compliance with all Environmental Laws. Except as disclosed in the environmental reports given to the Purchasers and identified on Schedule 3.1(q) (the "ENVIRONMENTAL REPORTS"), there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by the Company or any Subsidiary of the Company with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Company or any Subsidiary of the Company regarding potential liability under any Environmental Law. Except as disclosed in the Environmental Reports, there have been no Releases of Hazardous Materials at, on or under any property now owned, operated or leased, directly or indirectly, by the Company or any Subsidiary of the Company, that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect. Except as disclosed in the Environmental Reports, the Company and each Subsidiary of the Company has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their respective businesses, the failure of which to have or be in compliance with, singly or in the aggregate, has or may reasonably be expected to have a Material Adverse Effect. No property now owned, operated, or leased, directly or indirectly by the Company or any Subsidiary of the Company is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up. Except as disclosed in the Environmental Reports, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, landfills, lagoons, surface impoundments, disposal areas or disposal ponds, on or under any property now owned, operated or leased, directly or indirectly, by the Company or any Subsidiary of the Company, that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of any federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or any Subsidiary of the Company for any remedial work, damage to natural resources or personal injury, including claims under CERCLA. Except as disclosed in the Environmental Reports, there are no polychlorinated biphenyls or friable asbestos present at any property now owned, operated or leased, directly or indirectly, by the Company or any Subsidiary of the Company, that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect. Except as disclosed in the Environmental Reports, no conditions exist at, on or under any property now owned, operated, or leased, directly or indirectly, by the Company or any Subsidiary of the Company, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which singly or in the aggregate have or may reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Environmental Reports, no generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any property owned, operated, or leased by the Company or any Subsidiary of the Company, that, singly or in the aggregate, has, or may reasonably be expected to have, a Material Adverse Effect.

         3.2. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser hereby represents and warrants, for itself only, as follows:

                  (a) Such Purchaser is acquiring the Notes for its own account (or as trustee for the account of one or more pension or trust funds), and not with a view to distribution (as such term is used under Section 2(11) of the Act) thereof; provided that the disposition of each Purchaser's (or such account's) property shall at all times be and remain within its control.

                  (b) Such Purchaser acknowledges that (i) the Notes have not been registered under the Act by reason of their issuance in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2) thereof nor have the Notes been registered or qualified under any state securities laws; (ii) the Notes may be sold in the absence of such registration only pursuant to an exemption from such registration or qualification; and (iii) the Notes may bear a legend to such effect.

SECTION 4.  CLOSING CONDITIONS.

                  All conditions to each Purchaser's several obligation to purchase the Original Notes were satisfied on the Original Issuance Date.

SECTION 5.  COMPANY COVENANTS.

                  Without limiting the obligations of the Company set forth in the Note Documents, for so long as any amount remains unpaid on any Note:

         5.1. FINANCIAL REPORTS. The Company will furnish to each holder of outstanding Notes:

                  (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audited report for such fiscal year for the Company (a copy of which shall also be furnished to the Securities Valuation Office of the National Association of Insurance Commissioners, New York, New York), including therein a balance sheet of the Company as at the end of such fiscal year and statements of income, cash flow and shareholders' equity of the Company for such fiscal year, each prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the corresponding figures of the preceding fiscal year and in each case certified without qualification by either Ernst & Young, another nationally recognized independent auditing firm, or a firm of independent certified public accountants reasonably acceptable to the Purchasers, as fairly presenting the financial position, results of operations, cash flows and shareholders' equity of the Company and its Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP; and a certificate from such accountants (i) to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to Section 5.1(d) below and relating to the time period set forth in this Section 5.1(a);

                  (b) As soon as available and in any event within 45 days after the end of each of the fiscal quarters of each fiscal year of the Company, a balance sheet of the Company as at the end of such fiscal quarter and statements of income, cash flow and shareholders' equity of the Company for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending at the end of such fiscal quarter, prepared in accordance with GAAP (subject to normal year-end adjustments), and setting forth in comparative form the figures for the corresponding period of the immediately preceding fiscal year, together with a certificate of the chief financial officer of the Company to the effect that such balance sheet and related financial statements fairly present the financial position, results of operations, cash flows and shareholders' equity as of such date and for such period;

                  (c) Promptly upon their becoming available, and notwithstanding the provisions of Sections 5.1(a) and (b), copies of each financial statement, report, notice or proxy statement filed by the Company with the Securities and Exchange Commission under the Exchange Act and sent by the Company to its security holders generally;

                  (d) Within the periods provided in Sections 5.1(a) and (b), a certificate of the chief financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and the other Note Documents and stating whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists at the time of the certificate or existed at any time during the period covered by such financial statements, (i) any Default or Event of Default, together with a detailed calculation which demonstrates the Company's compliance with Section 5.8(b), Sections 5.12 through 5.17, Sections 5.19 through 5.22, and Sections 5.28, 5.31 and 5.32, or (ii) any default under any other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, or by which, to the best knowledge of the Company, any of their respective properties or assets may be materially affected (including the Credit Agreement and the Amended 1993 Note Documents); and, if any such condition or event does exist on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and/or proposes to take with respect thereto;

                  (e) As soon as available and in any event within 45 days after the end of each of the Company's fiscal quarters, a schedule showing the aging of delinquent lease and mortgage receivables, if any, for all of the Company's Facilities and in each case where a receivable is past due over 60 days, a report on the status of the receivable;

                  (f) As soon as available and in any event within 45 days after the end of each of the Company's fiscal quarters, a schedule showing the Company's recorded liabilities, unfunded commitments, contingent liabilities and other material items;

                  (g) Promptly after the Company's receipt thereof, (i) a copy of any special audits of the Company's properties, assets or operations conducted by the Company's auditors, (ii) a copy of any letters to the Company from the Company's auditors in connection with the preparation and presentation of the Company's annual audited report, and (iii) a copy of any other material reports submitted to the Company or any of its Subsidiaries by its independent auditors, or submitted by the Company or any of its Subsidiaries to its independent auditors, in connection with any annual or interim audit of the books of the Company or its Subsidiaries made by such auditors which material reports are a necessary part of such annual or interim audit;

                  (h)       In respect of each Plan:

                           (1) a copy of each annual report (and related
                  schedules) of such Plan within 10 days after filing the same with any ERISA regulator;

                           (2) a copy of each application for a determination of
                  the qualified status of any such Plan, in each case within 10 days after the filing thereof; and

                           (3) Promptly, upon their becoming available, copies
                  of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development that would be materially adverse to the Company;
                  (ii) all actuarial valuations received by the Company with respect to any Plan; and (iii) any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to the Company with respect to the intent of the PBGC to institute involuntary termination proceedings.

                  (i) Not later than January 31st in each year, a copy of the Company's business plan and financial projections for the upcoming three fiscal years (together with a copy in writing of the assumptions on which such business plan and projections were based), each certified by the Company's chief financial officer and illustrating the projected income statements, balance sheets and statements of cash flows on a consolidated basis;

                  (j) (1) As soon as available but in any event not less than 45 days after the end of each fiscal quarter of the Company, a report with respect to the Facilities and the Operators, the form of which is set forth in Exhibit C hereto, which report shall contain information for the quarterly period immediately prior to the fiscal quarter for which the report is submitted;

                           (2) Within 30 days after the receipt thereof, a copy
                  of the annual audited financial statements of each publicly-held Operator delivered to the Company by each such Operator; and

                           (3) Such other information regarding the financial
                  condition of the Operators as any Purchaser may from time to time reasonably request, subject to such Purchaser's agreement that all such information shall be and remain confidential and that none of such information may be distributed to any other Person without the Company's prior consent;

                  (k) Promptly upon their becoming available, copies of any: (i) financial statements, non-routine reports and notices (other than routine correspondence), any of which are of a material nature, requests for waivers and proxy statements, in each case, delivered by the Company or any of its Subsidiaries to any of their respective existing lending institutions or creditors; and (ii) correspondence or notices received by the Company from any federal, state or local governmental authority that regulates the operations of the Company or any of its Subsidiaries, relating to an actual or threatened change or development that would be materially adverse to the Company or any Subsidiary; and

                  (l) Promptly upon any Purchaser's written request, such other information in writing about the Company's financial condition, properties and operations as such Purchaser may from time to time reasonably request.

                  The balance sheets and financial statements referred to in Sections 5.1(a) and (b) shall be deemed to refer to both the consolidated balance sheets and financial statements of the Company and its consolidated Subsidiaries. It is also understood and agreed that the Company may satisfy its obligations to deliver the financial statements described in Sections 5.1(a) and
(b) by furnishing to each Purchaser a copy of its annual report on Form 10-K or its quarterly report on Form 10-Q in respect of the relevant fiscal year or the relevant fiscal quarter, as the case may be, together with the financial statements required to be attached thereto; PROVIDED that the Company is required to file, and has actually filed, such annual report on Form 10-K or such quarterly report on Form 10-Q, as the case may be, with the Securities and Exchange Commission.

     5.2.     BOOKS AND RECORDS.

                  (a) The Company will, and will cause each Subsidiary to, keep proper books of record and account in accordance with GAAP in a manner reasonably satisfactory to the Purchasers in which full and true entries shall be made of all dealings or transactions in relation to its business and activities.

                  (b) (i) Each Purchaser shall have the right, at all reasonable times, at the expense of the Company, subject to reasonable notice and as often as may be reasonably requested, to examine the corporate books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers, directors, independent public accountants, actuaries, Plan administrators and trustees of or for the Company and its Subsidiaries, each of which is authorized to make such information available to each Purchaser to the same extent as it would be to the Company or to its Subsidiaries; PROVIDED, HOWEVER, that any transferee of a Note (other than an Affiliate of an original Purchaser) in a principal amount of less than $2,000,000 shall be entitled to exercise the foregoing rights only once every 12 months.

                           (ii) The Company shall also permit, and cause each of its Subsidiaries to permit, upon receipt of not less than two Business Days' prior written notice, the Purchasers (and their agents and representatives) (at the expense of the Company after the occurrence of a Default), during normal business hours, to examine the Company's or such Subsidiary's properties, as the case may be.

         5.3.    PAYMENTS.

                  (a) All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. Without limiting the generality of the foregoing, the Company will duly and punctually pay the principal of, premium (if any) and interest on the Notes in accordance with their terms and this Agreement and all other Obligations in accordance with this Agreement and the other Note Documents, free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholding, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding, in the case of any Purchaser, net income and franchise taxes imposed on such Purchaser by the jurisdiction under the laws of which such Purchaser is organized or any political subdivision or taxing authority thereof or therein (such non-excluded taxes, "TAXES"). If any Taxes are required to be withheld from any amounts payable to any Purchaser hereunder, under any Note or under any other Note Document, the amounts so payable to such Purchaser shall be increased to the extent necessary to yield to such Purchaser (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the applicable Note or such other Note Document. If the Company fails to pay any Taxes when due to the appropriate taxing authority, the Company shall indemnify each Purchaser for any incremental taxes, interest or penalties that may become payable by such Purchaser as a result of any such failure.

                  (b) Any amount that is due and payable by the Company under any Note Document that is not paid when due shall bear interest, for each day from (and including) the date such amount was due and payable to (but excluding) the date of payment thereof, at a rate per annum equal to the Overdue Rate.

         5.4. PAYING AGENCY. The Company will maintain an office in the United States of America where notices, presentations and demands to or upon the Company in respect of this Agreement, the Notes and the other Note Documents may be given or made. As of the date of this Agreement, such office is located at the Company's address set forth in Section 9.6. The Company will give written notice to the holders of the Notes of any change of location of such office no later than five Business Days prior to the date of any such change. Notwithstanding the foregoing, in lieu of, or in addition to, maintaining an office as herein contemplated, the Company may appoint and maintain an agent for receiving notices, presentations or demands and/or making payments on the Notes which shall be a state or national bank or trust company organized under the laws of the United States of America or any State thereof or the District of Columbia, having capital, surplus and undivided profits aggregating at least U.S. $250,000,000, and having an office in the Borough of Manhattan in the City of New York from which it can perform the functions it is so appointed to perform (the "PAYING AGENT").

         5.5. CORPORATE EXISTENCE. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to (a) preserve and keep in full force and effect its corporate existence, (b) maintain the Company's REIT Status, (c) comply in all material respects with all applicable laws, statutes, regulations, rules, orders, and all applicable restrictions imposed by any governmental or regulatory body except those being contested in good faith by appropriate proceedings, (d) maintain all licenses and permits necessary to conduct its business and own its properties and (e) continue to engage in the same line of business.

         5.6. OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay and discharge all of the obligations and liabilities of the Company or any of its Subsidiaries, including all taxes, assessments and governmental charges, when due, except for taxes, assessments and governmental charges for which fair and adequate reserves have been established in accordance with GAAP and the payment of which is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of the Properties of the Company and its Subsidiaries.

         5.7.   INSURANCE.

                  (a) The Company will, and will cause each of its Subsidiaries and Operators to, carry and maintain in full force and effect at all times with fiscally sound and reputable insurers accorded a rating of "A VIII" or better by A.M. Best Company, Inc. (or a comparable rating by any comparable rating agency) insurance against such risks and in such amounts (i) as is reasonable and prudent in the circumstances, (ii) as is customarily maintained by similar businesses and (iii) in any event as may be required by applicable laws, statutes, regulations, rules or orders. Upon written request from any Purchaser, the Company shall cause an appropriate officer to furnish to such Purchaser such information about the Company's insurance as such Purchaser may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to such Purchaser and be certified by an Executive Officer of the Company. Within 10 days after written notice from the Required Holders, the Company will, and will cause each of its Subsidiaries and Operators to, obtain such additional insurance as the Required Holders may reasonably request.

                  (b) The Company will, and will cause each of its Subsidiaries to, carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC.

          5.8.  LIMITATION ON CONSOLIDATION AND MERGER, SALES OF ASSETS

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into, any Person (whether or not the Company or such Subsidiary is the surviving entity) or acquire all or substantially all of the assets or any of the capital stock of any Person unless (i) the Company or any of its Subsidiaries is the surviving entity, (ii) no Default or Event of Default exists or will occur after giving effect thereto, and (iii) the consideration paid in connection with any such merger or acquisition does not exceed an amount equal to 10% of Healthcare Assets as at the date of the consummation of such transaction, prior to giving effect to such transaction.

                  (b) Other than Leases of Health Care Facilities in the ordinary course of the Company's business ("ORDINARY LEASES"), the Company and its Subsidiaries will not, directly or indirectly, during any four consecutive fiscal quarters of the Company, sell, lease or otherwise dispose of any assets or shares of capital stock of a Subsidiary which, individually or when combined with all other assets (other than Ordinary Leases) sold, leased or otherwise disposed of by the Company and its Subsidiaries during such four fiscal quarters, including the assets attributable to a Subsidiary the capital stock of which was sold during such period, (i) represented 15% or more of the Company's total assets shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recently completed fiscal quarter of the Company, or (ii) generated 15% or more of the Company's total gross revenues shown on the income statement of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for the most recently completed four consecutive fiscal quarters of the Company, UNLESS the net proceeds from any such sale, lease or other disposition are reinvested in the business of the Company within 180 days following the date of each such sale, lease or other disposition and, prior to such investment, invested in Investments of the type described in Section 5.28(a). The provisions of this Section 5.8(b) shall not restrict the sale by the Company or its Subsidiaries of owned real property and the improvements thereon pursuant to and in accordance with the terms of Ordinary Leases which grant the lessee thereunder an option to purchase such owned real property and improvements thereon.

         5.9. RATINGS. The Company (a) will use its commercially reasonable best efforts to enable a Recognized Rating Agency to have in effect a rating for its unsubordinated, senior, unsecured indebtedness, and (b) shall cause Duff & Phelps to have in effect at all times a rating for the Notes.

         5.10. DIRECT PAYMENTS. Notwithstanding anything to the contrary in this Agreement or the Notes, if any Purchaser has given written notice to the Company and the Paying Agent requesting that the provisions of this Section 5.10 shall apply, the Company will cause the Paying Agent promptly and punctually to pay when due the principal of the Notes and premium, if any, and interest thereon, without any presentment thereof directly to such Purchaser at the address of such Purchaser set forth on Schedule 1.1(a) or at such other address as such Purchaser may from time to time designate in writing to the Company and the Paying Agent or, if a bank account is designated for such Purchaser in any written notice to the Company and the Paying Agent from such Purchaser, the Company will cause the Paying Agent to make such payments in current and immediately available federal funds which at the time of payment shall be legal tender in the United States of America for the payment of public and private debts to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Purchaser in any bank in the United States as such Purchaser may from time to time direct in writing. With respect to Notes to which this Section 5.10 applies, the Company and the Paying Agent shall be entitled to presume conclusively that any Purchaser as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until such Notes shall have been presented to the Company as evidence of the transfer thereof.

         5.11.  MAINTENANCE OF PROPERTIES; PROPERTIES LEASED TO OTHERS.

                  (a) The Company will cause to be maintained in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by the Company or any of its Subsidiaries and used in or necessary for the operation of their respective businesses, and make or cause to be made all reasonable repairs, replacements, additions and improvements thereto.

                  (b) The Company and its Subsidiaries will provide in each of its Leases entered into after the Original Issuance Date that the lessee thereunder will maintain the assets leased thereunder in good working order and condition, ordinary wear and tear excepted.

         5.12. INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or guaranty or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness of the Company in respect of the Notes and other obligations hereunder and under the Note Documents;


                  (b)      Indebtedness of the Company which is identified on
Schedule 5.12 ("ONGOING INDEBTEDNESS");

                  (c) Indebtedness of a Subsidiary which is owed to or held by the Company or a Wholly Owned Subsidiary of the Company; and

                  (d)      Credit Enhancements by the Company permitted by
Section 5.19;

unless (i) such Indebtedness (other than the Indebtedness described in clause
(c) above) is Indebtedness of the Company and (ii) immediately after giving effect to the incurrence of such Indebtedness, the total outstanding Indebtedness of the Company and its Subsidiaries (including the Indebtedness described in clauses (a) through (d) above) does not exceed 150% of the Company's Tangible Net Worth as of the end of the most recently completed fiscal quarter of the Company.

         5.13. LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or, if overdue, being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (iii) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Debt) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (iv) judgment Liens in existence for less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (v) the Liens of the lessee created or permitted by Ordinary Leases;

                  (vi) any purchase money Liens on property acquired or held by the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that
         (i) any such Lien attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the aggregate amount of all such Indebtedness on a consolidated basis for the Company and its Subsidiaries shall not at any time exceed $1,000,000.00; and

                  (vii) Liens securing the payment of Debt permitted under
         Section 5.12 (other than Section 5.12(b)), PROVIDED that (x) no such Debt is incurred pursuant to a Secured Credit Agreement and (y) such Liens shall be permitted only if the aggregate amount of all Debt secured by such Liens does not exceed 15% of the Company's Tangible Net Worth as of the end of the most recently completed fiscal quarter of the Company.

         5.14.  TANGIBLE NET WORTH; LEVERAGE RATIO.

                  (a) Tangible Net Worth will at no time be less than the sum of
(i) $300,000,000 plus (ii) 100% of the aggregate Net Issuance Proceeds received by the Company (or any of its Subsidiaries) in connection with the issuance of any equity interest in the Company (or any of its Subsidiaries) on or after the date hereof other than any such equity interests issued in connection with any dividend reinvestment program(s).

                  (b) The Company shall have or maintain on a consolidated basis, as at the last day of each fiscal quarter, a ratio of Funded Indebtedness to Tangible Net Worth (the "LEVERAGE RATIO") of not greater than 1.10:1.00; PROVIDED, so long as the Leverage Ratio for any two consecutive fiscal quarters does not exceed 1.10:1.00 (each, a "LEVERAGE TEST PERIOD"), then the Leverage Ratio for the two consecutive fiscal quarters immediately succeeding such Leverage Test Period may increase to a maximum of 1.20:1.00.

         5.15. INTEREST COVERAGE RATIO; FIXED COVERAGE RATIO. The Company shall have or maintain on a consolidated basis, as at the last day of each fiscal quarter:

                  (a)      Interest Coverage of not less than 200%; and

                  (b)      A Fixed Coverage Ratio of not less than 1.05:1.00.

         5.16.  RESTRICTED PAYMENTS.

         (a) The Company will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of capital stock (now or hereafter outstanding) of the Company, or on any warrants, options or other rights with respect to any class of capital stock (now or hereafter outstanding) of the Company, or apply or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund, or other retirement of, or agree, or permit any Subsidiary of the Company to agree, to purchase or redeem (or set aside funds to purchase or redeem) any shares of any class of capital stock (now or hereafter outstanding) of the Company, or warrants, options or other rights with respect to any class of capital stock (now or hereafter outstanding) of the Company (all or any of the foregoing, "RESTRICTED PAYMENTS"); PROVIDED, HOWEVER, that so long as the Company remains qualified as a REIT under the Code, the Company may make Restricted Payments if and to the extent (but only to the extent) that: (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration of such Restricted Payment, and (ii) immediately after giving effect to the making of such Restricted Payment, the sum of all Restricted Payments made subsequent to December 31, 1995 would not exceed the sum of (1) $10,000,000, (2) 100% of Cash Flow accumulated subsequent to December 31, 1995, and (3) the net proceeds to the Company since December 31, 1995 from the issuance of any shares of its capital stock or any warrants, options or other rights with respect thereto; PROVIDED FURTHER that the Company may make a Restricted Payment if a Default (but not an Event of Default) shall have occurred and be continuing if such Restricted Payment was declared but not yet paid prior to the occurrence of such Default and the making of such Restricted Payment would be permitted under clause (ii) of this Section 5.16(a).

                  (b) The provisions of Section 5.16(a) to the contrary notwithstanding, the Company may declare and make a Restricted Payment if a Default or Event of Default shall have occurred and be continuing at the time that such Restricted Payment was declared, if (i) the declaration and payment of such Restricted Payment is required in order for the Company to continue to qualify as a REIT under the Code, and (ii) the Default or Event of Default existing at the time of such declaration did not result from (1) a breach of this Section 5.16, (2) a failure to make any payment or prepayment of principal or interest on the Notes (including failure to pay the Make-Whole Premium pursuant to Section 2, when due), or (3) the occurrence of any event specified in Section 6.1(a) or (g).

         5.17. CONSTRUCTION FINANCING. The Company will not permit the aggregate outstanding principal, accrued interest (estimated in good faith to the extent not known) and fees, in connection with Construction Investments made by it and its Subsidiaries to exceed (i) an amount equal to 20% of the Company's consolidated Investments in Healthcare Assets during the 12 month period following the date hereof, and (ii) an amount equal to 17.5% percent of the Company's consolidated Investments in Healthcare Assets at any time thereafter; PROVIDED that neither the Company nor any Subsidiary of the Company shall make a Construction Investment for a Facility unless (x) there is included in the terms thereof an agreement for the conversion of the interests of the Company or such Subsidiary in the Facility upon the completion thereof into full ownership or a mortgage interest, and (y) if a mortgage interest, the Company or such Subsidiary shall retain a first Lien on such Facility.

         5.18. INCONSISTENT AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Company of its obligations hereunder, under the Notes or under any other Note Document.

         5.19.  CREDIT ENHANCEMENTS.   Neither the Company nor any
Subsidiary of the Company will provide any Credit Enhancement, except (a) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (b) Credit Enhancements in support of Facilities, if, immediately after giving effect thereto, the aggregate outstanding amount, including principal, accrued interest (estimated in good faith to the extent not known) and fees, of all issued Credit Enhancements (exclusive of the Credit Enhancements referred to in subsection 5.19(c)) will not exceed $30,000,000 and
(c) as set forth on Schedule 5.19 hereof.

         5.20. LONG-TERM CARE FACILITIES. The Company will ensure that not less than 70% of the Investments in Healthcare Assets made by the Company and its Subsidiaries are in Long-Term Care Facilities.

         5.21. BEHAVIORAL CARE FACILITIES. The Company will ensure that not more than 10% of the Investments in Healthcare Assets made by the Company and its Subsidiaries are in Facilities classified as "Behavioral Care".

         5.22. OPERATOR CONCENTRATION; DIVERSIFICATION OF ASSETS AND REVENUES. The Company will ensure that not more than 20% of the Investments made by the Company and its Subsidiaries are maintained with a single Operator (including Affiliates of such Operator).

         5.23. MAINTENANCE OF REIT STATUS. The Company will maintain its REIT Status. The Company will not create, acquire or permit to exist any Subsidiary unless such Subsidiary is a "qualified REIT subsidiary" within the meaning of
Section 856(j)(i)(2) of the Code. The Company may not and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business which would substantially change the general nature of the business of the Company and its Subsidiaries, considered as a whole, from the nature of the Company's business as it exists on the date of this Agreement.

         5.24. NOTICE. The Company will give each Purchaser written notice whenever any of the following events occurs, promptly, and in any event, within five days, after the Company knows or has reason to know thereof:

                  (a) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan; or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company, any Subsidiary of the Company or any ERISA Affiliate to terminate, withdraw or partially withdraw from any Plan and with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan;

                  (b) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any material default by the Company or any Subsidiary in the payment of any tax material in amount or make any assessment in respect thereof;

                  (c) (i) any litigation or proceeding shall be brought against the Company or any Subsidiary of the Company before any court or administrative agency which, if successful, may reasonably be expected to have a Material Adverse Effect, or (ii) without limiting the generality of clause (i), any litigation, proceeding or dispute, other than disputes in the ordinary course of business, or, whether or not in the ordinary course of business, involving amounts in excess of $2,500,000 affecting the Company or any of its Subsidiaries, whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to worker's compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles);

                  (d) there shall be filed any application for a determination of the qualified status of any Plan;

                  (e) the Company receives (i) any written claims, complaints, notices or inquiries relating to the condition of its facilities and properties, or compliance with Environmental Laws which, if adversely determined, individually or in the aggregate may reasonably be expected to have a Material Adverse Effect, (ii) any notice of violation or of any administrative or judicial complaint or order having been filed or about to be filed against the Company or any of its Subsidiaries alleging violations of any Environmental Law, or (iii) any notice from any governmental body or any other Person alleging that the Company or any of its Subsidiaries is or may be subject to any environmental liability;

                  (f) any officer of the Company reasonably believes that any Default has occurred or that any representation or warranty made in Section 3.1 shall for any reason have ceased in any material respect to be true and correct; or

                  (g) the occurrence or expected occurrence of any event that would constitute or cause a Material Adverse Effect.

         5.25.  ENVIRONMENTAL LAWS.

                  (a) The Company will, and will cause each of its Subsidiaries and lessees under Leases to, use and operate all of its respective facilities and properties in material compliance with all Environmental Laws, and keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith. The Company shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.

                  (b) The Company will, and will cause each of its Subsidiaries and lessees under the Leases to handle all Hazardous Materials in material compliance with all applicable Environmental Laws. The Company will not, and will cause each of its Subsidiaries and lessees under the Leases not to cause or permit: (i) any Hazardous Material to be placed, held, located or disposed of, on, under or at any Facility or any part thereof, except for such Hazardous Materials that are necessary for the Company's or any Subsidiary's or any Operator's operation of its business thereon and which shall be used, stored, treated and disposed of in compliance with all applicable Environmental Laws or
(ii) such Facility or any part thereof to be used as a collection, storage, treatment or disposal site for any Hazardous Material. The Company and each Subsidiary acknowledges and agrees that the Purchasers shall have no liability or responsibility for either:

                           (i) damage, loss or injury to human health, the environment or natural resources caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of such Facility; or

                           (ii) abatement and/or clean-up required under any applicable Environmental Laws for a release, threatened release or disposal of any Hazardous Materials located at any Facility or used by or in connection with the Company's or any Subsidiary's or any Operator's business.

         5.26.  MODIFICATION OF CERTAIN AGREEMENTS.

                  (a) The Company will not consent to any amendment, supplement or other modification to any of the terms or provisions contained in, or applicable to the Credit Agreement, the Amended 1993 Note Documents, or other agreement evidencing Indebtedness of the Company or any of its Subsidiaries that would require the lenders thereunder to consent to any amendment or modification of the Note Documents. The Company shall deliver to each Purchaser, promptly upon their becoming available, all amendments, supplements or modifications to the Credit Agreement or the Amended 1993 Note Documents.

                  (b) Subject to the prohibitions set forth in Section 5.30, the Company will promptly deliver to each of the Purchasers copies of any amendments or modifications to the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

         5.27. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guaranties and assumptions of obligations of an Affiliate); PROVIDED, HOWEVER, that: (i) payments on Investments expressly permitted by Section 5.28 hereof may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of the Company or any Subsidiary and receive reasonable compensation for his services in such capacity, and (iii) the Company or any Subsidiary of the Company may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company or such Subsidiary as the monetary or business consideration that would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         5.28. LIMITATION ON INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investment in any Person, including any shareholder, director, officer or employee of the Company or any of its Subsidiaries, except:

                  (a)      Investments in:

                           (i) obligations issued or guaranteed by the United States of America;

                            (ii) certificates of deposit, bankers acceptances
              and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000;

                            (iii) open market commercial paper bearing the
              highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating agency;

                            (iv) repurchase agreements entered into with any
              bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations; and

                            (v) shares of "money market funds", each having net
              assets of not less than $100,000,000;

in each case maturing or being due or payable in full not more than 180 days after the acquisition thereof by the Company or any of its Subsidiaries.

                  (b) Investments by the Company in any Subsidiary, and by any Subsidiary in the Company or another Subsidiary, provided that (i) the Company shall cause each newly-created Subsidiary, if any, within thirty (30) days after its organization thereof, to become a party to the Subsidiary Guaranty, (ii) the Company shall cause each such newly-created Subsidiary to deliver to each Purchaser those certificates and documents described in subsection 10.1(a), as applicable, and (iii) all legal matters incident to the execution by such Subsidiary of the Subsidiary Guaranty shall be satisfactory to counsel for each Purchaser.

                  (c) The acquisition by the Company and its Subsidiaries, on a consolidated basis, of healthcare assets consisting of Facilities and Mortgages.

                  (d) Investments in any Person (including any Operators) provided that the aggregate Cash portion of all such Investments does not exceed an amount equal to 10% of Healthcare Assets as at any date of determination thereof, prior to giving effect to any such Investment.

         For purposes of Sections 5.8(b), 5.27 and 5.28, "Investments" shall mean, by any Person:

                           (i) any amount paid or committed to be paid, or the value of property of services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership, membership or other ownership interests or other securities of, or other investment in, any other Person; and

                           (ii) any amount of any advance, loan or extension of credit by such Person to any other Person, or any guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of such other Person.

         5.29. ERISA, ETC. The Company will materially comply with all applicable provisions of ERISA and the Code now or hereinafter in effect. The Company will not permit the establishment of any Plan or amendment of any Plan, which establishment or amendment could result in liability to the Company or any of its Subsidiaries or increase the obligation for post-retirement welfare benefits of the Company or any of its Subsidiaries which liability or increase, individually or together with all similar liabilities and increases, may reasonably be expected to have a Material Adverse Effect.

         5.30. CHANGES IN STRUCTURE; FISCAL YEAR. The Company will not amend, supplement or modify the certificate of incorporation or by-laws of the Company or any of its Subsidiaries in a manner which would be reasonably likely to cause a Material Adverse Effect. The Company will not change its fiscal year.

         5.31. CAPITAL EXPENDITURES. Except as set forth on Schedule 5.31, the Company will not, and will not permit any of its Subsidiaries to, make or be or become obligated to make Capital Expenditures in the aggregate for the Company and its Subsidiaries on a consolidated basis, during each fiscal year of the Company and its Subsidiaries, in excess of $350,000 (exclusive of Investments permitted under Section 5.28).

         5.32. RENTAL OBLIGATIONS. The Company will not, and will not permit any of its Subsidiaries to, enter into, or permit to remain in effect, any lease (other than Capitalized Leases that are governed by Section 5.31), if, after giving effect thereto, the aggregate amount of all rentals and other obligations, including, without limitation, all percentage rents and additional rent, due from the Company and its Subsidiaries thereunder would exceed $350,000 during any fiscal year.

         5.33. USE OF CASH. The Company will not, and will not permit any of its Subsidiaries to, use, or permit to be used, in any manner or to any extent, the Company's, or such Subsidiary's, Cash from operations for the benefit of any Person, except: (a) in connection with the payment or prepayment of expenses (other than Capital Expenditures) directly incurred for the benefit of the Company or such Subsidiary in the maintenance and operation of its business, in each case only in the ordinary course of its business, (b) for the payment of required payments of principal and interest on Indebtedness of the Company and its Subsidiaries permitted to exist hereunder, and (c) for uses that are otherwise specifically permitted by this Agreement.

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         6.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" as the term is used herein or in the other Note
Documents:

                  (a) (i) the Company shall fail to pay when due any payment (including any mandatory prepayment) of the principal of any Note or of any premium or interest thereon; or

                           (ii) the Company shall fail to pay when due any other amount payable hereunder or under any other Note Document and such payment default with respect to such other amount shall continue for more than five Business Days; or

                  (b) the Company shall fail to observe or perform any of its obligations under Section 2.5, 5.8, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18,
5.19, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.26, 5.27, 5.28, 5.29, 5.30, 5.31,
5.32, 5.33 or 6.2 of this Agreement or Article IV of the Subsidiary Guaranty; or any Subsidiary of the Company shall fail to observe or perform any of its obligations under Article II of the Subsidiary Guaranty; or

                  (c) the Company, or any Subsidiary of the Company, shall fail to observe or perform any other obligation, covenant, undertaking, condition or provision in respect of the Notes or contained in this Agreement or the other Note Documents that is not remedied within 30 days after the earliest of (i) the furnishing of notice thereof by the Company to the Purchasers, (ii) the Company's willful failure to provide any notice required under Section 6.2 or
(iii) receipt of written notice thereof from any Purchaser to the Company requiring the same to be remedied; or

                  (d) any representation or warranty made by the Company herein, or made by the Company or any Subsidiary of the Company in any other Note Document, shall be untrue or inaccurate in any material respect; or

                  (e) any of the Note Documents or any provision thereof shall cease to be a legal, valid and binding agreement enforceable against the Company (or, in the case of the Subsidiary Guaranty, the Company or any of the Subsidiaries) in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, priorities, powers or privileges intended to be created thereby; or

                  (f) a judgment shall be rendered against the Company or any Subsidiary of the Company, or any attachment, levy or execution against any of their respective properties shall occur, for any amount in excess of $1,500,000 and shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

                  (g) (i) the Company or any of its Subsidiaries shall have made an assignment for the benefit of creditors, filed a petition in bankruptcy, shall be adjudicated insolvent, shall have petitioned or applied to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall have commenced any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether nor or hereafter in effect, or the Company or any of its Subsidiaries shall have taken any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Company or any of its Subsidiaries, that remains undismissed for a period of 60 days or more; or any order for relief shall be entered in any such proceeding; or the Company or any of its Subsidiaries by any act or omission shall have indicated its consent to, approval of, or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of its properties, or shall have suffered any custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or

                           (ii) the Company or any of its Subsidiaries shall have generally failed to pay its debts as such debts become due; or

                           (iii) the Company or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within 30 days from the date thereof; or

                  (h) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than the Obligations) of the Company with an aggregate principal amount in excess of $1,000,000 or any Subsidiary with an aggregate principal amount in excess of $200,000, or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders (immediately or after the giving of notice or passage of time or both), to cause such Indebtedness to become due and payable prior to its stated maturity, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (i) any of the following events shall occur with respect to any Plan:

                           (x) the institution of any steps by the Company, any Subsidiary of the Company, any ERISA Affiliate or any other Person to terminate a Plan if, as a result of such termination, the Company, any Subsidiary of the Company or any such ERISA Affiliate could be required to make a contribution to such Plan, or could reasonably expect to incur a liability or obligation to the PBGC or any other Person under Title IV of ERISA or to such Plan, in excess of $100,000; or

                           (y) a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

                  (j) a Material Adverse Effect shall have occurred; or

                  (k) (i) any Person, or a group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), shall have acquired (A) beneficial ownership in excess of 25% of the outstanding stock of the Company or other voting interest having ordinary voting powers to elect a majority of the directors, managers or trustees of the Company (irrespective of whether at such time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), or (B) all or substantially all of the Investments of the Company; or (ii) a majority of the Board of Directors of the Company, at any time, shall be composed of Persons other than (A) Persons who were members of the Board of Directors on the date of this Agreement, or (B) Persons who subsequently become members of the Board of Directors and who either
(x) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of the Agreement, or (y) are appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of the Company then in office; or

                  (l) The Company shall at any time fail to maintain its REIT Status, or the Company or any Subsidiary shall lose, through suspension, termination, impoundment, revocation, failure to renew or otherwise, any material license, permit or governmental authorization; or

                  (m) George L. Chapman shall cease for any reason whatsoever, including, without limitation, death or disability (as such disability shall be determined in the reasonable judgment of the Required Holders) to be and continuously perform the duties of an executive officer of the Company and to be a member of its Board of Directors or, if such cessation shall occur as a result of the death or such disability, no successor satisfactory to the Required Holders, in their sole discretion, shall have become and shall have commenced to perform the duties of such executive officer of the Company and serve as a member of the Company's Board of Directors within 30 days after such cessation; PROVIDED, HOWEVER, that if any satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of George L. Chapman in this Section 6.1(m); or

                  (n) The Company or any of its Subsidiaries, or any of their respective Facilities, shall be subject to one or more Liens for costs or damages in excess of $1,000,000 individually or in the aggregate under any Environmental Law, such Liens shall remain in place for 30 days after the creation thereof and such Liens are reasonably likely to cause a Material Adverse Effect; or

                  (o) 30 days after the acceleration by the Company or any of its Subsidiaries of the obligations of an Operator as a result of any default in the payment of amounts which are due and owing under any lease, note, mortgage or related security documents in connection with any Facility of such Operator (such Facility, herein referred to as the "DEFAULTED FACILITY"), in the event the sum of Lease Rental Expense and/or Mortgage Expense arising from (i) the Defaulted Facility, and (ii) all Pooled Facilities, if any, of which the Defaulted Facility is a part, which have a Fixed Charge Coverage of less than
1.0 to 1.0, account for 12.5% or more of the aggregate amount of all Lease Rental Expense and/or Mortgage Expense owing to the Company or any of its Subsidiaries from all Operators during the immediately preceding four calendar quarters.

         6.2. NOTICE TO PURCHASERS. Whenever the Company becomes aware that any Default or Event of Default has occurred, or if a Purchaser has either given any notice to the Company or taken any other action of which the Company is aware with respect to a Default or Event of Default, or the Company receives
written notice from a third party concerning an event which     constitutes a
Default or Event of Default, the Company will ensure that notice is given (or such third party notice is forwarded) to all holders of the Notes then outstanding, no later than the fifth day (or second day in the case of an Event of Default or Default under Section 6.1(a)) after it becomes aware that such Event of Default or Default has occurred, or that such notice has been given or such other action has been taken with respect to such Default or Event of Default, such notice to be in writing and sent in the manner provided in
Section 9.6.

         6.3.   ACCELERATION OF MATURITIES; OTHER REMEDIES.

                  (a) Upon the occurrence of an Event of Default under Section 6.1(a), the holder of any Note may, by written notice to the Company, declare such Note to be, and such Note shall thereby become, due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. Upon the occurrence of an Event of Default under Section

6.1(g), all Notes shall immediately become due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. Upon the occurrence of any Event of Default, other than under Section 6.1(g) and other than under Section 6.1(a) (which are governed by the preceding two sentences), the Required Holders may, by written notice to the Company, declare all Notes to be, and such Notes shall thereby become, due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. No course of dealing on the part of any holder of any Note nor any delay or failure on the part of any holder of any Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Note upon any default hereunder or thereon, including the fees, disbursements and other charges of such holder's or holders' attorneys for all services rendered in connection therewith.

                  (b) The rights and remedies expressly provided for in this Agreement and the other Note Documents are cumulative and not exclusive of any rights or remedies which the Purchaser or any holder of a Note would otherwise have including, without limitation, the rights and remedies provided for in the Subsidiary Guaranty.

         6.4. RESCISSION OF ACCELERATION. The provisions of Section 6.3 are subject to the condition that if any outstanding Notes have been declared or have become immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (f), inclusive, of Section 6.1, or an Event of Default described in paragraphs (h) through (o), inclusive, of
Section 6.1, then the Required Holders may by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof; PROVIDED that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                  (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been cured or waived pursuant to Section 7.1 and the Company shall have paid all of Purchaser's costs and expenses as provided for in Section 9.4;

and PROVIDED further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.

         7.1. CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement or the Notes or the other Note Documents may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Required Holders, provided that no such waiver, modification, alteration or amendment shall (a) change the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, (b) change any of the provisions with respect to
Section 2 including, without limitation, the calculation of the Redemption Price, or (c) change the percentage of holders of the Notes, or the number of holders of Notes, required to take any action under this Section 7 or any other provision of this Agreement, without the consent of each holder of the Notes affected thereby. Executed or true and correct copies of any waiver, modification, alteration or amendment to this Agreement shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. Whenever in this Agreement it is provided that an action may be taken or a condition may exist with the consent of all or any percentage of the Purchasers or the outstanding Notes, such consent must be the consent of all or such percentage of the Purchasers or such outstanding Notes without regard to any Notes held or agreed to be purchased by the Company, any Subsidiary of the Company or any Affiliate of the Company or any such Subsidiary.

         7.2. SOLICITATION OF PURCHASERS. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes or the other Note Documents unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder as consideration for or as an inducement to entering into by any holder of any waiver or amendment of any of the terms and provisions of the Agreements or the Notes or the other Note Documents unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all Notes then outstanding, whether or not such holders agreed to such waiver or amendment.

         7.3. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.   INTERPRETATION OF AGREEMENT; DEFINITIONS

         8.1. DEFINITIONS. (a) Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the other Note Documents.

         "ACT" means the Securities Act of 1933, as amended.

         "AFFILIATE" means any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds with power to vote 5% or more of any class of the voting stock of the Company, (c) 5% or more of the voting stock of which is beneficially owned or held by the Company, or
(d) which is an officer or director of the Company. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean this Amended and Restated Note Purchase Agreement, as amended, modified or supplemented from time to time.

         "AMENDED 1993 NOTE DOCUMENTS" means, collectively, the Amended and Restated Note Purchase Agreement between the Company and the Purchasers party thereto, dated as of the date hereof, for $52,000,000 of Senior Notes, the notes issued pursuant thereto and all other documents and instruments executed or delivered by the Company in connection therewith or pursuant thereto.

         "APPRAISAL" means an appraisal providing an assessment of the fair market value of a Property (whether appraised on a stand-alone basis or "in bulk" together with similar Properties) which is independently and impartially prepared by an MAI appraiser having substantial experience in the appraisal of health care facilities and conforming to Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation.

         "APPRAISED VALUE" means with respect to any Facility, the value of such Facility reflected in the most recent Appraisal prepared with respect to such Facility.

         "BALLOON PAYMENTS" means as of any date as of which the amount thereof shall be determined, with respect to the Company on a consolidated basis, an amount equal to (x) its aggregate obligation to make payments of principal in respect of Indebtedness having a maturity during the immediately succeeding six month period, less (y) the sum of Cash and the total unused availability under the Credit Agreement; PROVIDED, HOWEVER, any Indebtedness with respect to which the Company (or any of its Subsidiaries) has received a commitment for the renewal or other refinancing of such Indebtedness shall not be included in the computation of Balloon Payments and PROVIDED, FURTHER, if the calculation of the amount of Balloon Payments results in a negative number, then the amount thereof shall be deemed to be zero.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 ET SEQ., as amended.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in New York are required by law to close or are customarily closed.

         "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal amount of such Note that is to be paid or prepaid pursuant to any paragraph of
Section 2 or is declared to be immediately due and payable pursuant to Section 6.3, as the context requires.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate amount of all payments made or to be made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with GAAP.

         "CAPITALIZED LEASE" means any lease, the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

         "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "CASH" means, as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP consistently applied.

         "CASH FLOW" means, for any period, the Company's consolidated net income (loss) for such period, excluding extraordinary items net of tax effect, plus depreciation, plus amortization of loan expenses, plus (minus) any change in provision for losses, plus (minus) each of the following: (i) non-refundable loan and commitment fees received in cash in excess of (less than) amounts earned; (ii) non-refundable lease income received in cash in excess of (less than) amounts earned; and (iii) non-refundable interest income received in cash in excess of (less than) amounts earned.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "COMPANY" means Health Care REIT, Inc., a Delaware corporation, together with its successors.

         "CONSTRUCTION INVESTMENTS" means any financing extended by the Company or any Subsidiary of the Company with respect to a Facility which is under construction, i.e., has not received a certificate of occupancy and the Company's or such Subsidiary's conditions for conversion to permanent financing for the Facility have not been satisfied.

         "CREDIT AGREEMENT" means the Company's loan agreement, dated as of the date hereof, by and among the Company and the banks signatory thereto and as KeyBank National Association, as Administrative Agent, and Fleet Bank, N.A., as Syndication Agent, and as hereafter amended from time to time (provided that no such amendment results in a breach of Section 5.26), providing for a $175,000,000 revolving credit facility.

        "CREDIT ENHANCEMENT" means any obligation, contingent or otherwise, of the Company or any of its Subsidiaries directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of the Company or any of its Subsidiaries
(i) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation of such Person (whether arising by
virtue of partnership arrangements, or by agreement    to keep well, to
purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such

Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Credit Enhanced" used as a verb has a corresponding meaning.

         "DEBT" means at any date, without duplication, (i) all obligations of the Company or any of its Subsidiaries for borrowed money, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Company or any of its Subsidiaries to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of the Company or any of its Subsidiaries as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of the Company or any of its Subsidiaries to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of the Company or any of its Subsidiaries to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all obligations of the Company or any of its Subsidiaries to mandatorily redeem any capital stock of the Company or any of its Subsidiaries or any other Person,
(viii) all Debt of others secured by a Lien on any asset of the Company or any of its Subsidiaries, whether or not such Debt is assumed by the Company or any of its Subsidiaries, and (ix) all Debt of others Credit Enhanced by the Company or any of its Subsidiaries.

         "DEFAULT" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.

         "DISCOUNTED PREPAYMENT VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the sum of the Reinvestment Yield plus 50 basis points.

         "EBITDA" means, for any period, with respect to the Company on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period PLUS, the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, and (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

         "EBITDAR" means, for any period, with respect to any Facility, pre-tax net income plus Operator Interest Expense, Mortgage Expense (but excluding therefrom any amounts relating to principal), Lease Rental Expense, depreciation, amortization and management fees as reported by the Operator less an imputed management fee equal to five percent of the Facility's net revenues; PROVIDED, HOWEVER, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

         "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         "ERISA AFFILIATE" means any corporation, trade or business that is treated as a single employer with the Company or any Subsidiary of the Company under Section 414(b), (c), (m) or (o) of the Code.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXECUTIVE OFFICER" means the Chairman of the Board, President, a Vice President, chief financial officer or Treasurer of the Company.

         "FACILITY" means a health care facility offering health care-related products and services, including, but not limited to, any acute care hospital, rehabilitation hospital, nursing facility, assisted living facility, retirement center, long-term care facility, or medical office building, and facilities and services directly related thereto.

         "FIXED CHARGE COVERAGE" means, with respect to any Facility, the ratio of: (x) EBITDAR, to (y) the sum of Operator Interest Expense (but excluding therefrom Operator Interest Expense, the payment of which is subordinated to the payment of Indebtedness owing to the Company or any of its Subsidiaries), Lease Rental Expense, Mortgage Expense and principal paid with respect to Indebtedness of Operators (other than Indebtedness relating to a Mortgage) which is not subordinated to the Company or any of its Subsidiaries; all of the foregoing calculated as at any date of determination thereof by reference to the immediately preceding four fiscal quarters and based upon the financial statements provided to the Company by each Operator for the immediately preceding four fiscal quarters of each Operator.

         "FIXED COVERAGE RATIO" means as of the last day of any fiscal quarter with respect to the immediately preceding four fiscal quarters of the Company ending on such date, the ratio of (x) EBITDA to (y) the sum of Interest Expense, cash dividends and Balloon Payments.

         "FUNDED INDEBTEDNESS" means, as of any date of determination thereof, all Indebtedness of any Person, determined in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, including, in any event, the revolving credit loans borrowed pursuant to the Credit Agreement.

         "HAZARDOUS MATERIALS" means (a) any "hazardous substance" as defined by CERCLA; (b) any "hazardous waste" or "petroleum," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law, as amended or hereafter amended; (e) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. 2011 ET SEQ., as amended or hereafter amended; or (f) any other toxic chemical, hazardous substance, contaminant or pollutant, medical waste, infectious waste or hazardous waste.

         "HEALTHCARE ASSETS" means, as of any date as of which the amount thereof is to be determined, the aggregate amount equal to the sum (without duplication) of:

                           (i) the lesser of the Appraised Value or purchase price of each Facility owned entirely by the Company or any of its Subsidiaries and leased to an Operator; plus

                           (ii) the lesser of the Appraised Value of any Facility encumbered by a Mortgage or the outstanding principal amount of the Mortgage which encumbers any such Facility.

         "INCLUDING" means including without limitation.

         "INDEBTEDNESS" means, with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific dollar amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such Person; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

         "INSOLVENCY" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in section 4245 of ERISA.

         "INSOLVENT" shall pertain to a condition of Insolvency.

         "INTEREST COVERAGE" means, as at the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing EBITDA by Interest Expense; all of the foregoing calculated by reference to the immediately preceding four fiscal quarters of the Company ending on such date of determination.

         "INTEREST EXPENSE" means, for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance cost) on all items of Indebtedness of the Company and its Subsidiaries outstanding at any time during such period.

         "INVESTMENT" means (except as otherwise provided in Section 5.28 in respect of Sections 5.8(b), 5.27 and 5.28) a Facility or a Mortgage, individually or collectively, as the case may be.

         "LEASE" means any Operating Lease or a Lease that creates a Capitalized Lease Obligation, in either case in which the Company or a Subsidiary of the Company is the lessor.

         "LEASE RENTAL EXPENSE" means, for any period and with respect to any Facility, the total amount payable during such period by the lessee of such Facility to the Company or any Subsidiary, including, without limitation, (a) base rent (as adjusted from time to time), plus (b) all incremental charges to which the Facility is subject under the lease relating thereto.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), encroachment, charge or claim against or interest in property, to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "LONG-TERM CARE FACILITIES" means healthcare facilities comprised of nursing facilities, assisted living facilities and retirement facilities or combinations thereof.

         "MAKE-WHOLE PREMIUM" means, with respect to any Note, a premium equal to the excess, if any, of the Discounted Prepayment Value of the Called Principal of such Note over such Called Principal. The Make-Whole Premium shall in no event be less than zero.

         "MATERIAL ADVERSE EFFECT" means:

                  (a) a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company or any Subsidiary of the Company to perform its obligations under this Agreement, the Notes or any other Note Document; or

                  (b) a material adverse effect on the legality, validity or enforceability of the obligations of the Company or any Subsidiary of the Company under this Agreement or the Notes or the other Note Documents.

         "MORTGAGE(S)" means mortgages of real property constituting a Facility for which the Company or a Subsidiary of the Company is the sole mortgagee.

         "MORTGAGE EXPENSE" means, for any period and with respect to any Facility, the total amount payable during such period by the mortgagor of such Facility to the Company or any Subsidiary, including, without limitation, (a) interest and principal (as adjusted from time to time) plus (b) all incremental charges to which the Facility is subject under the Mortgage.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET ISSUANCE PROCEEDS" means in respect of any issuance of Indebtedness or equity, the proceeds in Cash received by the Company or any of its Subsidiaries upon or simultaneously with such issuance, net of direct costs of such issuance and any taxes paid or payable by the recipient of such proceeds.

         "NET WORTH" means, at any date, the aggregate amount of capital stock (less any treasury stock), surplus and retained earnings of the Company, all determined as of such date in accordance with GAAP consistently applied.

         "NOTE DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty and any other agreements, documents and writings now or hereafter executed by, on behalf of or for the benefit of the Company, any Subsidiary of the Company or the Purchasers pursuant to or in connection with this Agreement, the Notes, the Subsidiary Guaranty, or the transactions contemplated hereby and thereby, together with all amendments, modifications (including through the waiver of any provision hereof or thereof), supplements and/or restatements hereto or thereto.

         "NOTES" means the Notes described in Section 1.1, and any Notes issued in exchange or replacement therefor, in each case as the same may be amended, modified or supplemented from time to time.

         "OBLIGATIONS" means the payment and performance of all present and future obligations and liabilities of the Company or any Subsidiary of the Company (whether actual or contingent or whether owed jointly or severally or in any other capacity whatsoever) to the Purchasers (or any of them) under the Note Documents (or any of them), together with all costs, charges and expenses incurred by the Purchasers (or any of them) in connection with the protection, preservation or enforcement of their respective rights under the Note Documents, including, without limitation, all principal of, premium (including the Make-Whole Premium), if any, and interest on, any Note and all other amounts payable by the Company or any Subsidiary of the Company under any Note Document (including, without limitation, amounts owed in respect of interest that accrues on all or any portion of the Obligations after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any Subsidiary of the Company), and all renewals or extensions of any of the foregoing.

         "OPERATING LEASE" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property having a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the Original Issuance Date) of more than one year.

         "OPERATOR" means (a) the lessee of any Facility owned or leased by the Company or any of its Subsidiaries, and (b) the mortgagor of a Facility which is subject to a Mortgage to the extent that such entity controls the operation of the Facility.

         "OPERATOR INTEREST EXPENSE" means, for any period, the sum of all interest on, and all amortization of debt discount and expenses on, all Indebtedness of an Operator outstanding at any time during such period but excluding any amounts which constitute Mortgage Expense.

         "OVERDUE RATE" means, for each day, a rate per annum equal to the higher of (a) 9.29% and (b) the sum of (i) 2% PLUS (ii) the Prime Rate for such day. Nothing contained in this definition shall require the Company or any Subsidiary of the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means a corporation, an association, a partnership, a limited liability company or partnership, an organization, a business, a trust or any other entity, an individual, a government or political subdivision thereof or a governmental agency or instrumentality.

         "PLAN" means at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company, any Subsidiary of the Company or an ERISA Affiliate is (or, if such plan was terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in section 3(5) of ERISA.

         "POOLED FACILITIES" means Facilities which are commonly owned or operated by one Operator or an Affiliate thereof (as selected by the Company or any of its Subsidiaries), and the debt financings or leases of which are cross-defaulted and, with respect to Mortgages, are cross-collateralized.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "PROPERTY" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "PURCHASER'S ENVIRONMENTAL LIABILITY" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any Purchaser or any of its respective affiliates, shareholders, directors, officers, employees or agents in connection with or arising from:

                  (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment to which the Company or any of its Subsidiaries may be subject;

                  (b) the Release by the Company or any of its Subsidiaries of any Hazardous Material on, in, under or affecting all or any portion of any property of the Company or any such Subsidiary, the groundwater, or any of the surrounding areas;

                  (c) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Company or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law);

                  (d) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 3.1(q); or

                  (e) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Company or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Company or any of its Subsidiaries.

         "RECOGNIZED RATING AGENCY" shall mean a nationally recognized rating agency or organization, including Moody's, Standard & Poor's and Duff & Phelps, and any other rating agency or organization approved by the Required Holders.

         "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the weighted average remaining life of the Called Principal being paid or prepaid as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity

Series yields reported, for the latest day for which such yields shall have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the weighted average remaining life of the Called Principal being paid or prepaid as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

         "REIT STATUS" means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Section 857 ET SEQ. of the Code.

         "RELEASE" means a "release," as such term is defined in CERCLA.

         "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon (other than interest accrued to the Settlement Date) that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its expressed maturity date.

         "REORGANIZATION" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ' 2615, and the event described in Section 4062(e) of ERISA.

         "REQUIRED HOLDERS" means, at any time, the holders of at least 67% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or any Affiliates).

         "SECURED CREDIT AGREEMENT" means any credit agreement, note purchase agreement or other documentation evidencing Debt borrowed from institutional investors or banks which is secured by Liens on assets or properties of the Company or any Subsidiary of the Company; PROVIDED that if the only security for such Debt is a mortgage creating a Lien on a single real estate property of the Company or any Subsidiary of the Company, then such credit agreement, note purchase agreement or other documentation shall not be deemed to be a Secured Credit Agreement.

         "SERIES" when referring to the Notes shall mean either the Series A Notes or the Series B Notes issued hereunder.

         "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be paid or prepaid pursuant to any paragraph of Section 2 or is declared to be immediately due and payable pursuant to Section 6.3, as the context requires.

         "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (assuming exercise or conversion solely of the securities held by such Person) is at the time beneficially owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or the power to elect a majority of the Board of Directors or similar governing body.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty Agreement, dated as of the date hereof, among the Purchasers, the Company and each of the Subsidiaries of the Company, as amended, modified or supplemented from time to time.

         "TANGIBLE NET WORTH" means, at any date, the aggregate amount of Net Worth of the Company, after subtracting deferred charges and intangible assets, all as determined as of such date in accordance with GAAP consistently applied.

         "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other entity of which all of the equity securities or ownership interests (other than, in the case of a corporation, directors' qualifying shares) are owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  (b) In addition, each of the following terms is defined in the Section set forth opposite such term:

       Term                                               Section
       ----                                               -------
 Audited Financials                                        3.1(h)
 Defaulted Facility                                        6.1(o)
 Effective Date                                            10.1
 Environmental Reports                                     3.1(q)
 Event of Default                                          6.1
 GAAP                                                      3.1(h)
 Indemnified Liabilities                                   9.4(b)
 Indemnified Parties                                       9.4(b)
 1996 10-K                                                 3.1(g)
 Leverage Ratio                                            5.14(b)
 Leverage Test Period                                      5.14(b)
 Note Register                                             9.1(a)
 Notes                                                     1.1
 Ongoing Indebtedness                                      5.12(b)
 Ordinary Leases                                           5.8(b)
 Original Issuance Date                                    1.2(a)
 Original Note Purchase Agreement                          Preamble
 Original Notes                                            Preamble
 Original Series A Notes                                   Preamble
 Original Series B Notes                                   Preamble
 Paying Agent                                              5.4
 Purchase Price                                            1.2(a)


 Purchaser                                                 Preamble
 Redemption Price                                          2.1
 Release                                                   10.2
 Release Documents                                         10.2
 Restricted Payments                                       5.16(a)
 Series A Notes                                            1.1
 Series B Notes                                            1.1
 Taxes                                                     5.3


         8.2. ACCOUNTING PRINCIPLES; TIME PERIODS. (a) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP.

                  (b) In the Note Documents, in connection with the computation of periods of time, each such period shall run from (and including) the beginning of such period to (but excluding) the end of such period.

SECTION 9. MISCELLANEOUS

         9.1. REGISTERED NOTES. (a) Company shall cause to be kept a register for the registration and transfer of the Notes (the "NOTE REGISTER") at the office of the Company or the Paying Agent, and the Company will cause to be registered or transferred on the Note Register as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

                  (b) At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may, subject to compliance with applicable securities laws, transfer such Note upon surrender thereof at the Company or the principal office of the Paying Agent (if one shall have been appointed) duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing; provided that the Company or the Paying Agent may decline to exchange or register the transfer of any Note during the period of five Business Days preceding the due date for any payment of principal or interest on the Notes.

                  (c) The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

         9.2. EXCHANGE OF NOTES. At any time and from time to time, upon not less than three Business Days' notice to that effect given by the holder of any
Note initially delivered or of any Note substituted therefor pursuant to
Section 9.1, this Section 9.2, or Section 9.3 (except in the case of a lost, stolen, or mutilated certificate sought to be exchanged pursuant to Section
9.3, as soon as practicable), and, upon surrender of such Note at the office of the Paying Agent, the Company will cause the Paying Agent to deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of U.S. $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered, or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or registered assigns, as may be designated by such holder and otherwise permitted hereunder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charges imposed upon such exchange or transfer.

         9.3. LOSS, THEFT OR MUTILATION OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Notes, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will cause the Paying Agent to deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer, of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

         9.4.    EXPENSES, STAMP TAX, INDEMNITY.

                  (a) Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of its and the Purchasers' out-of-pocket expenses in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement and each of the other Note Documents and the transactions contemplated or permitted hereby and thereby, including the reasonable fees, disbursements and other charges of Purchasers' special counsel, and all duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser at such Purchaser's home office or at such other place as such Purchaser may designate. The Company agrees to pay all of its out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated or permitted hereby, including the fees and expenses of its counsel and of Everen Securities, Inc. (if any). The Company also agrees to pay all expenses relating to the performance of any transactions contemplated or permitted hereby, any filing or recording fees or taxes, all expenses of the Purchasers in connection with any Default or Event of Default or any alleged Default or Event of Default hereunder or in connection with any action for the enforcement or collection of the Notes or this Agreement or any other Note Document and all expenses associated with any amendments, waivers or consents pursuant to the provisions hereof or thereof (whether or not the same are actually executed and delivered), including any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of the Obligations. The Company also agrees to pay all expenses relating to any claim or action threatened, made or brought against any of the Purchasers arising out of or relating to any extent to this Agreement, the Notes, or the other Note Documents or the transactions contemplated hereby or thereby. The Company also agrees that it will pay any fees and related expenses incurred or to be incurred in connection with its cooperation with a Recognized Rating Agency and Duff & Phelps as provided in
Section 5.9 and all initial and ongoing fees and all out-of-pocket expenses of the Paying Agent, if any, and will pay and save the Purchasers harmless against any and all liability with respect to stamp and other similar taxes, if any, which may be payable or which may be determined to be payable in connection with the execution, delivery or enforcement of this Agreement or the

Notes or any other Note Documents, whether or not any Notes are then outstanding. Without limiting the foregoing, the Company agrees to pay the cost of obtaining a private placement number for the Notes and authorizes the submission of such information as may be required by Standard & Poor's for the purpose of obtaining such number.

                  (b) In consideration of the execution and delivery of this Agreement by each Purchaser, the Company hereby indemnifies, exonerates and holds each Purchaser and each of its respective affiliates, shareholders, officers, directors, employees, attorneys and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, claims, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

               (i) any and all brokerage fees and commissions payable or claimed to be payable by the Company to any Person in connection with the transactions contemplated by this Agreement or any of the other Note Documents;

               (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds from the sale of the Notes;

               (iii) the execution, delivery and performance of this Agreement and any other Note Document by any of the Indemnified Parties; or

               (iv) any Purchaser's Environmental Liability;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of such Indemnified Party's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This indemnity shall survive repayment or transfer of the Notes, the release of any collateral, or a transfer of the Company's property by foreclosure or by a deed in lieu of foreclosure, regardless of whether caused by, or within the control of, the Company or any Subsidiary of the Company. The Company, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action against any Indemnified Party under CERCLA or any state equivalent, or any other similar law now existing or hereafter enacted. It is expressly understood and agreed that the Company's obligation to any Indemnified Party under this indemnity shall be without regard to fault on the part of the Company with respect to the violation or condition which results in liability of any Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          9.5. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE; COUNTERCLAIMS.
(a) No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7, shall extend to or affect any obligation or right not expressly waived or consented to. The indemnities set forth in Section 9.4 shall be in addition to any other obligations or liabilities of the Company or any of its Subsidiaries to the Purchasers hereunder or under any other Note Documents, at common law or otherwise.

                  (b) The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Company or any of its Subsidiaries may have against any Purchaser and without regard to any other obligation of any nature whatsoever that any Purchaser may have to the Company or any of its Subsidiaries, and no such counterclaim or offset shall be asserted by the Company or any of its Subsidiaries (unless such counterclaim or offset would, under applicable law, be permanently and irrevocably lost if not brought in such action) in any action, suit or proceeding instituted by any Purchaser for payment or performance of the Obligations.

               9.6. NOTICES. All communications provided for hereunder shall be in writing and delivered or mailed by registered or certified mail, return receipt requested, or by overnight courier, or by facsimile communication transmitted on a Business Day (confirmed in writing by registered or certified mail, return receipt requested, or by overnight courier), and shall be deemed given if mailed, five Business Days after deposited in the mail, if sent by overnight courier, one Business Day after delivered to the courier or, if sent by facsimile transmission when appropriate record of transmission is obtained, in each case prepaid and addressed, if to the Company, to Health Care REIT, Inc., One Sea Gate, Suite 1500, Toledo, Ohio 43604, Attention: Chairman, Telecopier No. 419-247-2826 or to such other address as the Company or the Paying Agent, if any, may in writing designate to the Purchasers or to a subsequent holder of the Note initially issued to Purchaser, and, if to an original Purchaser, addressed to such Purchaser at the address set forth on
Schedule 1.1(a) hereto, and if to any transferee of such Purchaser, to the address set forth on the Note Register, or to such other address as such original Purchaser or transferee of such Purchaser shall designate in writing to the Company and the Paying Agent, if any.

               9.7. SUCCESSORS AND ASSIGNS. This Agreement and the Notes shall be binding upon the Company and its respective successors and permitted assigns and shall be binding upon and inure to each Purchaser's benefit and to the benefit of each Purchaser's successors and assigns, including each successive holder or holders of any Notes, except that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement and the Notes without the prior written consent of all the Purchasers. Each such successive holder or holders of any Notes, including each Purchaser, shall have all rights and privileges of a "Purchaser" hereunder. Each successive holder or holders of a Note shall, at the Company's request, restate in writing for the Company's benefit as to such holder, the representations set forth in Section 3.2.

               9.8. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company or any of its Subsidiaries herein and in any other Note Documents and in any certificates delivered pursuant hereto or thereto, shall survive the execution and the delivery of this Agreement and the Notes. The obligations of the Company under Section 5.3 and
Section 9.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations, or the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document.

               9.9. SEVERABILITY. If any provision of this Agreement or any of the other Note Documents for any reason is declared unenforceable by a court of competent jurisdiction (sustained on appeal, if any), such unenforceability shall not affect the enforceability of any other provision hereof or thereof, all of which shall remain in force and effect; PROVIDED that, if any provision of this Agreement or any of the other Note

Documents shall be unenforceable by reason of a final judgment of a court of competent jurisdiction based upon a court's ruling (sustained on appeal, if any) that such provision is unenforceable because of the excessive degree or magnitude of the obligation imposed thereby on any Person, that unenforceable obligation shall be reduced in magnitude or degree by the minimum degree or magnitude necessary in order to permit the provision to be enforceable by the Purchasers. In the event the provisions of the immediately preceding sentence applies, the parties shall make appropriate adjustment to the provisions of this Agreement and the other Note Documents to give effect to the benefits intended to be conferred upon the parties hereby.

               9.10. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

               9.11. SUBMISSION TO JURISDICTION. THE COMPANY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTES AND OTHER NOTE DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) OR MESSENGER DIRECTED TO IT AT ITS ADDRESS SET FORTH IN SECTION 9.6 OR TO ITS AGENT REFERRED TO BELOW AT SUCH AGENT'S ADDRESS SET FORTH BELOW AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED IN ACCORDANCE WITH SECTION
9.6. THE COMPANY HEREBY IRREVOCABLY APPOINTS THE PRENTICE HALL CORPORATION SYSTEM, INC., WITH AN OFFICE ON THE DATE HEREOF AT 15 COLUMBUS CIRCLE, NEW YORK, NEW YORK 10023, AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF ANY PROCESS WITHIN THE STATE OF NEW YORK. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER OF NOTES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST THE COMPANY OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION.

               9.12. WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER NOTE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PURCHASERS, OR THE COMPANY IN CONNECTION HEREWITH OR THEREWITH. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH NOTE

DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PURCHASER ENTERING INTO THIS AGREEMENT.

               9.13. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

               9.14. COUNTERPARTS; INTEGRATION. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original hereof but all together constituting only one agreement. This Agreement, the Notes and the other Note Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

               9.15. INTEREST RATE LIMITATION. Nothing contained in the definition of Overdue Rate or in any Note Document shall require the Company or any of its Subsidiaries to pay interest at a rate exceeding the maximum rate permitted by applicable law.


SECTION 10. MISCELLANEOUS

               10.1. CONDITIONS TO EFFECTIVENESS. This Agreement will become effective on the date (the "EFFECTIVE DATE") on which each of the following conditions precedent shall be satisfied:

                  (a) CORPORATE DOCUMENTS. Each Purchaser shall have received
(i) a certified copy of the charter of the Company and of each of its Subsidiaries; (ii) certified copies of the by-laws of the Company and of each of its Subsidiaries and of all corporate action taken by the Company and of each of its Subsidiaries authorizing the execution, delivery and performance of this Agreement, the Notes and the other Note Documents; (iii) a certificate in respect of the name, signature and incumbency of each of the Company's and of each of its Subsidiary's officers who is authorized to sign on its behalf this Agreement, the Notes and the other Note Documents to be delivered by it hereunder; and (iv) counterparts of each of this Agreement, the Notes and the other Note Documents, signed by each of the parties thereto.

                  (b) COMPANY'S CLOSING CERTIFICATE. Each Purchaser shall have received a certificate of the Company signed by an Executive Officer of the Company and of each of its Subsidiaries to the effect that (i) the representations and warranties contained in Section 3.1 and the other Note Documents are true and correct on and as of the Effective Date, and (ii) no Default or Event of Default exists on and as of the Effective Date.

                  (c) LEGAL OPINIONS. Each Purchaser shall have received an opinion dated the Effective Date, in each case in form and substance satisfactory to each Purchaser, covering such matters relating to the transactions contemplated by this Agreement and the other Note Documents as each Purchaser may reasonably request, from (i) Shumaker, Loop & Kendrick, counsel to the Company and (ii) Dorsey & Whitney, special New York counsel to the Company.

                  (d) RATINGS. The Notes shall have a Duff & Phelps rating of at least BBB-, and each Purchaser shall have received written evidence thereof.

                  (e) NO DEFAULT OR EVENT OF DEFAULT; ACCURACY OF
REPRESENTATIONS AND WARRANTIES. On the Effective Date, no Default or Event of Default shall exist. The representations and warranties contained in this Agreement (including Section 3.1) and in the other Note Documents shall be true and correct on and as of the Effective Date.

                  (f) OTHER AGREEMENTS. Each Purchaser shall have received a copy of the Credit Agreement and the Amended 1993 Note Documents and each material document referred to therein, in each case as in effect on the Effective Date, together with a certificate of an Executive Officer of the Company certifying that each such copy is a true, complete and correct copy of each such document and agreement as then in effect. Such certificate shall state that each such document and agreement is in full force and effect and that no default or event of default exists thereunder or will result from the consummation of the transactions contemplated by this Agreement and the other Note Documents.

                  (g) OPINION OF COUNSEL TO THE PURCHASERS. Each Purchaser shall have received from its special counsel an opinion dated the Effective Date in form and substance satisfactory to such Purchaser covering such matters relating to the transactions contemplated by this Agreement as such Purchaser may reasonably request.

                  (h) SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement and the other Note Documents, and all documents necessary for the consummation thereof, shall be satisfactory in form and substance to each Purchaser and its special counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of such transactions.

                  (i) COSTS AND EXPENSES. The Company shall have paid or provided for the payment of all expenses that the Company is obligated to pay pursuant to Section 9.4 and all of the commitment fees the Company is obligated to pay pursuant to Section 1.2. In addition, each Purchaser shall have received reasonable assurance in writing that all other fees and expenses incurred by any other Person in connection with the transactions contemplated hereunder has been paid on or prior to the date hereof.

                  (j) RELEASE OF COLLATERAL. Each Purchaser shall have received evidence satisfactory to it that all liens covering the collateral securing certain indebtedness of the Company existing pursuant to (i) the $150,000,000 Credit Agreement, dated as of September 8, 1994, among the Company, the banks signatory thereto and National City Bank, as Agent, as amended, and (ii) the Amended 1993 Note Documents have been released or terminated.

                  (k) SUBSIDIARY GUARANTY. The Company, each of the Company's Subsidiaries and each Purchaser shall have executed and delivered the Subsidiary Guaranty, and the Subsidiary Guaranty shall be in full force and effect.

         10.2. RELEASE OF COLLATERAL. Each Purchaser hereby agrees to release and to cause to be released (the "Release"), as of the Effective Date, all Liens granted to it or to the Collateral Agent (as such term is defined in the Original Note Purchase Agreement) for its benefit in and to the Collateral (as such term is defined in the Original Note Purchase Agreement). Each Purchaser agrees to use all reasonable efforts to take or cause to be taken all actions and to do all things reasonably necessary to effectuate the Release (in each case at the expense of the Company), including instructing the Collateral Agent to (a) execute and deliver to the Company or its agent all instruments reasonably requested by the Company in order to evidence the Release of record ("Release Documents"), including, without limitation, (i) releases of all Direct Mortgages, Assignments of Lease, Assignments of Loan Documents and related documents, (ii) termination statements for all UCC-1 financings statements that name the Company as debtor and the Collateral Agent as secured party, and (iii) assignments to the Company of all UCC-1 financing statements that name the Company's borrower or tenant as debtor and the Company as secured party and that were assigned to the

Collateral Agent; and (b) endorse (where applicable) and deliver to the Company all original promissory notes, letters of credit and all other original documents held by the Collateral Agent in connection with any assigned loan or fee property.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                             HEALTH CARE REIT, INC.



                             By:
                                -----------------------------------------------
                                Name:
                                Title:


                              PURCHASERS:

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS TRUSTEE OF A COMMINGLED PENSION TRUST



                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:



                              ALLSTATE LIFE INSURANCE COMPANY



                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:  Authorized Signatory



                               By:
                               Name:
                                    -------------------------------------------
                                    Title:  Authorized Signatory

                                 SCHEDULE 3.1(q)
                 TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
                                      AMONG
                             HEALTH CARE REIT, INC.
                     AND EACH OF THE PURCHASERS PARTY HERETO
                     ---------------------------------------



                              ENVIRONMENTAL REPORTS
                              ---------------------

                                      None

                                  SCHEDULE 5.12
                 TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
                                      AMONG
                             HEALTH CARE REIT, INC.
                     AND EACH OF THE PURCHASERS PARTY HERETO
                     ---------------------------------------

                              ONGOING INDEBTEDNESS
                              --------------------



I. LINES OF CREDIT
------------------

                                                                                         Total
                                                                                       Available
                                                                                       ---------

Key/Fleet Revolving Line of Credit                                                  $175,000,000
Capital Bank, NA                                                                      10,000,000
                                                                                    ------------
                                                                                    $185,000.000
                                                                                    ============



II. EXISTING SECURED DEBT

                                                         Investment               Amount of Liens/
Operator                    Facility                     Balance                    Indebtedness
--------                    --------                     -------                  ----------------

Gordon Health               Pittsburgh, PA              $10,481,950                 $  6,527,045
  Ventures
Horizon Healthcare          San Antonio, TX               1,415,224                    1,415,224
                                                                                    ------------
                                                                                    $  7,942,269
                                                                                    ============





III. EXISTING OTHER UNSECURED DEBT

1993 Series Senior Notes                                                            $ 52,000,000
1996 Series Senior Notes                                                              30,000,000
                                                                                    ------------
                                                                                    $ 82,000,000
                                                                                    ============



IV. EXISTING CONTINGENT OBLIGATIONS

                                                                                      Amount of
Operator                            Facility                                          Guaranty
--------                            --------                                          --------

Kingston Health Care                Ashland, OH                                     $  1,625,000
Kingston Health Care                Vermilion, OH                                      1,625,000
Kingston Health Care                Naperville, IL                                     4,715,000
Kingston Health Care                Santa Fe, NM                                       5,795,000
Village Management                  Rockford, IL                                       5,055,000
                                                                                    ------------

Total                                                                               $ 18,815,000
                                                                                    ============

                                  SCHEDULE 5.19
                 TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
                                      AMONG
                             HEALTH CARE REIT, INC.
                     AND EACH OF THE PURCHASERS PARTY HERETO
                     ---------------------------------------


                               CREDIT ENHANCEMENTS
                               -------------------


EXISTING CONTINGENT OBLIGATIONS
--------------------------------

                                                             Amount of
Operator                     Facility                         Guaranty
--------                     --------                         --------
Kingston Health Care         Ashland, OH                  $  1,625,000
Kingston Health Care         Vermilion, OH                   1,625,000
Kingston Health Care         Naperville, IL                  4,715,000
Kingston Health Care         Santa Fe, NM                    5,795,000
Village Management           Rockford, IL                    5,055,000
                                                          ------------

Total                                                     $ 18,815,000
                                                          ============



                                  SCHEDULE 5.31
                 TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
                                      AMONG
                             HEALTH CARE REIT, INC.
                     AND EACH OF THE PURCHASERS PARTY HERETO
                     ---------------------------------------


                         PERMITTED CAPITAL EXPENDITURES
                         ------------------------------


         $2,500,000 in Capital Expenditures in connection with the following Facilities:

                  Facility Name                         Location
                  -------------                         --------

                  Harborview Hospital                   Miami, FL
                  Horizon Hospital                      Clearwater, FL

                                                                       Exhibit A

                                     Form of
                             HEALTH CARE REIT, INC.

                              Amended and Restated
                           6.96% Series A Senior Note

                                    Due 2001


Private Placement No. 42217K B#2

No. __                                                           March 28, 1997

U.S. $________________



         HEALTH CARE REIT, INC., a Delaware corporation (the "Company"), for value received, hereby unconditionally promises to pay to the order of ____________. (the "Purchaser") or its registered assigns, on April 15, 2001 the principal amount of ______________________ DOLLARS (U.S. $________________) and
to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.96% per annum from (and including) April 23, 1996 to (but excluding) the date of repayment of such principal amount, payable on the 15th day of each April and October in each year (commencing October 15, 1996), and at maturity; provided, however, that if, at any time on or after March 28, 1997, any of the Notes shall not be rated at least BBB by Duff & Phelps (it being understood and agreed that (x) a rating of BBB- is lower than a rating of BBB and (y) the withdrawal, discontinuance or absence of a rating of any of the Notes by Duff & Phelps shall be deemed, for these purposes, to be the equivalent of a rating that is lower than BBB), the rate of interest shall instead be 7.06% per annum for the period during which the Notes shall not be rated at least BBB by Duff & Phelps. The Company agrees to pay interest on overdue principal (whether by acceleration or otherwise, and including any overdue prepayment of principal) and premium, if any, and on any overdue installment of interest, at the Overdue Rate until paid.

                  Unless otherwise set forth herein, capitalized terms used herein but not defined herein have the respective meanings assigned to them in the Note Purchase Agreement (as such term is hereafter defined).

                  1. Except as may be otherwise provided pursuant to Section 5.4 or 5.10 of the Note Purchase Agreement, both the principal hereof, premium, if any, and interest hereon are payable at the principal office of the Company, in immediately available funds, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. Such payments shall be applied first to accrued interest, then to premium, if any, and then to principal. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. Payment of any amount on or in respect of this Note shall be made not later than 12:00 Noon New York Time on the date on which such payment shall become due (each such payment made after such time on such date to be deemed to have been made on the next succeeding Business Day).

                  2. This Note is one of the Series A Senior Notes due 2001 issued pursuant to the terms and provisions of that certain Amended and Restated Note Purchase Agreement, dated as of March 28, 1997 (the "Note Purchase Agreement"), entered into by the Company and each of the Purchasers party thereto, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes (as defined in the Note Purchase Agreement) outstanding under the Note Purchase Agreement to all benefits provided for in the Note Documents or referred to therein, and may be accelerated, or redeemed at the option of the holder hereof, prior to maturity, all as provided in the Note Purchase Agreement, to which Note Purchase Agreement reference is hereby made for the statement thereof. A copy of the Note Purchase Agreement may be obtained from the Company.

                  3. The Notes are not subject to prepayment, purchase or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Premium, if any, all as set forth in Section 2 of the Note Purchase Agreement.

                  4. This Note is registered on the books of the Company and is transferable only by surrender hereof at the offices of the Company (or of such Paying Agent as may be appointed by the Company pursuant to Section 5.4 of the Note Purchase Agreement from time to time), duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                  5. Pursuant to the Subsidiary Guaranty, payment of all amounts owed under this Note is absolutely and unconditionally guaranteed by each Subsidiary of the Company. The Company and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note jointly and severally waive presentment, demand, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes hereto or any other Note Document, regardless of the number of such renewals, extensions, indulgences, releases or changes.

                  6. No waiver by Purchaser of any of its rights or remedies hereunder or under any other Note Document or otherwise, shall be considered a waiver of any other subsequent right or remedy of Purchaser; no delay or omission in the exercise or enforcement by Purchaser of any rights or remedies shall ever be construed as a waiver of any right or remedy of Purchaser; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Purchaser.

                  7. This Note and the Note Purchase Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                                              HEALTH CARE REIT, INC.



                                              By:
                                                -------------------------------
                                                  Name:
                                                  Title:

                                                                       Exhibit B

                                     Form of
                             HEALTH CARE REIT, INC.

                              Amended and Restated
                           7.29% Series B Senior Note

                                    Due 2003


Private Placement No. 42217K C*5

No. __                                                          March 28, 1997

U.S. $________________



         HEALTH CARE REIT, INC., a Delaware corporation (the "Company"), for value received, hereby unconditionally promises to pay to the order of ____________. (the "Purchaser") or its registered assigns, on April 15, 2003 the principal amount of ______________________ DOLLARS (U.S. $________________) and
to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.29% per annum from (and including) April 23, 1996 to (but excluding) the date of repayment of such principal amount, payable on the 15th day of each April and October in each year (commencing October 15, 1996), and at maturity; provided, however, that if, at any time on or after March 28, 1997, any of the Notes shall not be rated at least BBB by Duff & Phelps (it being understood and agreed that (x) a rating of BBB- is lower than a rating of BBB and (y) the withdrawal, discontinuance or absence of a rating of any of the Notes by Duff & Phelps shall be deemed, for these purposes, to be the equivalent of a rating that is lower than BBB), the rate of interest shall instead be 7.39% per annum for the period during which the Notes shall not be rated at least BBB by Duff & Phelps. The Company agrees to pay interest on overdue principal (whether by acceleration or otherwise, and including any overdue prepayment of principal) and premium, if any, and on any overdue installment of interest, at the Overdue Rate until paid.

                  Unless otherwise set forth herein, capitalized terms used herein but not defined herein have the respective meanings assigned to them in the Note Purchase Agreement (as such term is hereafter defined).

                  1. Except as may be otherwise provided pursuant to Section 5.4 or 5.10 of the Note Purchase Agreement, both the principal hereof, premium, if any, and interest hereon are payable at the principal office of the Company, in immediately available funds, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. Such payments shall be applied first to accrued interest, then to premium, if any, and then to principal. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. Payment of any amount on or in respect of this Note shall be made not later than 12:00 Noon New York Time on the date on which such payment shall become due (each such payment made after such time on such date to be deemed to have been made on the next succeeding Business Day).

                  2. This Note is one of the Series B Senior Notes due 2003 issued pursuant to the terms and provisions of that certain Amended and Restated Note Purchase Agreement, dated as of March 28, 1997 (the "Note Purchase Agreement"), entered into by the Company and each of the Purchasers party thereto, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes (as defined in the Note Purchase Agreement) outstanding under the Note Purchase Agreement to all benefits provided for in the Note Documents or referred to therein, and may be accelerated, or redeemed at the option of the holder hereof, prior to maturity, all as provided in the Note Purchase Agreement, to which Note Purchase Agreement reference is hereby made for the statement thereof. A copy of the Note Purchase Agreement may be obtained from the Company.

                  3. The Notes are not subject to prepayment, purchase or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Premium, if any, all as set forth in Section 2 of the Note Purchase Agreement.

                  4. This Note is registered on the books of the Company and is transferable only by surrender hereof at the offices of the Company (or of such Paying Agent as may be appointed by the Company pursuant to Section 5.4 of the Note Purchase Agreement from time to time), duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                  5. Pursuant to the Subsidiary Guaranty, payment of all amounts owed under this Note is absolutely and unconditionally guaranteed by each Subsidiary of the Company. The Company and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note jointly and severally waive presentment, demand, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes hereto or any other Note Document, regardless of the number of such renewals, extensions, indulgences, releases or changes.

                  6. No waiver by Purchaser of any of its rights or remedies hereunder or under any other Note Document or otherwise, shall be considered a waiver of any other subsequent right or remedy of Purchaser; no delay or omission in the exercise or enforcement by Purchaser of any rights or remedies shall ever be construed as a waiver of any right or remedy of Purchaser; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Purchaser.

                  7. This Note and the Note Purchase Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                                             HEALTH CARE REIT, INC.



                                             By:

                                               --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT C
                 TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
                                      AMONG
                             HEALTH CARE REIT, INC.
                     AND EACH OF THE PURCHASERS PARTY HERETO
                     ---------------------------------------


                     FORM OF FACILITIES AND OPERATORS REPORT
                     ---------------------------------------


                ON FILE WITH EACH OF THE BANKS AND THE BORROWERS